AN-CON GENETICS, INC.
734 WALT WHITMAN ROAD
SUITE 207
MELVILLE, NY 11747
(516) 421-5452

                       DEFINITIVE PROXY MATERIALS

Notice of Special Meeting of Shareholders
To be Held September 8, 1998
At 10:00 A.M.

To our Shareholders:

A Special Meeting of the Shareholders of An-Con Genetics, Inc. (the "Company") will be held at the Holiday Inn, 215 Sunnyside Boulevard, (Exit 46N LI Expressway) Plainview, New York on September 8, 1998 at 10:00 a.m. to consider and take action on the following matters:

1. Authorize an amendment to the Company's Certificate of Incorporation increasing the authorized capitalization of the Company from a total of 15,000,000 shares of common stock having a par value $.001 per share to 50,000,000 shares of Common Stock having a par value of $.001 per share.

2. Authorize an amendment to the Company's Certificate of Incorporation creating 10,000,000 blank preferred shares of stock having $.001 par value per share.

3. Authorize an amendment to the Company's certificate of incorporation to change the name of the Company to Bovie
Medical Corporation;

4. Ratify the Company's 1998 Non-Statutory Stock Purchase and Option Plan.

5. Transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of shares of common stock at the close of business on July 31, 1998 are entitled to notice of and to vote at the Special Meeting. A Proxy Statement explaining the matters to be acted upon at the Special Meeting follows. Please read it carefully.

WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FOLLOWING THE INSTRUCTIONS SET FORTH ON PAGE ONE OF THE ACCOMPANYING PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS


                 ANDREW MAKRIDES
                 PRESIDENT



















              AN-CON GENETICS, INC.
              734 Walt Whitman Road
                   Suite 207
               Melville, NY 11747
                 (516) 421-5452

                PROXY STATEMENT

        Special Meeting of Shareholders
         To Be Held on September 8,1998

                                 September 8, 1998


Solicitation and Voting of Proxies

     This Proxy Statement is furnished in connection with the solicitation on behalf of AN-CON GENETICS, INC. (the "Company" or An-Con) of proxies to be voted at the Special Meeting of Shareholders to be held on September 8, 1998, at the Holiday Inn, 215 Sunnyside Boulevard, (Exit 46N Expressway) Plainview, New York at 10 A.M.

     The Board of Directors of the Company has fixed the close of business on July 31, 1998 as the record date for the determination of holders of shares of outstanding common stock entitled to notice of and to vote at the Special Meeting. On July 31, 1998, there were outstanding 13,629,693 shares of the Company's common stock, the holders of which will be entitled to one vote per share for each matter submitted to a vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote will constitute a quorum for the transaction of business.

     A proxy in the accompanying form which is properly signed, dated and returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no instructions are indicated, proxies will be voted as recommended by the Board of Directors. Shareholders who execute proxies may revoke them at any time prior to their being exercised by delivering written notice to the Secretary of the Company or by subsequently executing and delivering another proxy at any time prior to the voting. Mere attendance at the Meeting will not revoke the proxy, but a shareholder present at the Meeting may revoke his proxy and vote in person.

     As of the date of this Proxy Statement, the only business which the management of the Company intends to present at the Meeting are the matters set forth in the accompanying Notice of Special Meeting. Management has no knowledge of any other business to be presented at the Meeting. If other business is brought before the Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.


        The cost of soliciting proxies is estimated not to exceed $20,000 and will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. The solicitation will be made by mail. The Company will supply brokers or persons holding shares of record in their names or in the names of nominees for other persons, as beneficial owners, with such additional copies of proxies, proxy materials and Annual Reports as may reasonably be requested in order for such record holders to send one copy to each beneficial owner, and will upon request of such record holders, reimburse them for their reasonable expenses in mailing such material.

        Representatives of Bloom and Company, the independent auditors and principal accountants for the current year, are expected to be present at the securities holders meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        Certain directors, officers and employees of the Company, not especially employed for this purpose, may solicit proxies, without additional remuneration therefor, by mail, telephone, telegraph or personal interview.

        Shareholders should note that this meeting is not the annual meeting of shareholders, which will be scheduled following this Special Meeting.

Shareholder Proposals:

Management plans to hold its annual meeting of shareholders for 1997 on December 14, 1998, and all shareholder proposals intended to be presented at the next annual meeting must be received by the Company by September 15, 1998 for inclusion in the Company's next proxy statement. If the date of the next annual meeting is subsequently advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the annual meeting to which the proxy statement relates, the Company shall, in a timely manner, inform security holders of such change, and the date by which proposals of security holders must be received by any means reasonably calculated to inform them.

Directors and Executive Officers

        As of March 31, 1998, the Company s Executive Officers and directors were as follows:

Name              Age    Position            Director since

J. Robert Saron   45     Chairman of the
                          Board              August, 1994
                         Chief Executive
                          Officer, Director

Andrew Makrides   56     President,          December, 1982
                         Director

Joseph F. Valenti 81     Director            October, 1995

George W. Kromer  56     Director            October, 1995



Delton Cunningham 33     Secretary, Treasurer
                         Vice President/CFO

Moshe Citronowicz 45     Executive Vice President
                         Chief Operating Officer
_________________________

        On April 14, 1998 Alfred V. Greco, age 62, a principal of Alfred V. Greco, P.C., counsel to the Company, was elected an additional director of the Company to serve until the next annual meeting of shareholders presently scheduled for December 14, 1998.


        On May 8, 1998, Kenneth W. Davidson, age 51, Chairman of the Board and Chief Executive Officer of Maxxim Medical, Inc, a Delaware corporation the shares of which are traded on the New York Stock Exchange was duly elected as an additional director of the Company to serve until the next annual meeting of shareholders.

        On July 21, 1998, Joseph F. Valenti resigned as a director of the Company due to his retirement from all business activities.

J. Robert Saron, Chairman of the Board and Chief Executive Officer, holds a Bachelors degree in Social and Behavioral Science from the University of South Florida. From 1988 to present Mr. Saron has served as President and director of Aaron Medical Industries, Inc. (formerly Suncoast Medical Manufacturing, Inc.). In March, 1995 Mr. Saron was elected Chairman and Chief Executive Officer of An-Con Genetics, Inc.

Andrew Makrides, Esq., President, member of the Board of Directors, and former Chairman, received a Bachelor of Arts degree in Psychology from Hofstra University and a Juris Doctor Degree from Brooklyn Law School. He is a member of the New York Bar and has practiced law from 1968 until joining An-Con Genetics, Inc. as Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and served as such to date.

Joseph F. Valenti, filled a vacancy on the Board of Directors and became a member of the Board of Directors on October 1, 1995. He is the former Vice-President of the International Division of Aaron Medical Industries, Inc. and retired as of January 1, 1995, from that position. He continues to be the principal shareholder and chief executive officer of Valpex International Corporation, a company, which is wholly owned by him, and engaged in the import of products. This import company has been a supplier of the Company's light bulbs which, are used in the Company's various manufactured lighting products. The prices paid by the company for the products are competitive with those from other sources. He received a Bachelor of Arts Degree in Languages from the College of the City of New York in 1939. He has been associated with Aaron Medical Industries, Inc. and its predecessor companies since 1980 and was charged with developing the international sales department and increasing exports sales on behalf of Aaron. See Certain Transactions .

George W. Kromer, Jr., filled a vacancy on the Board of Directors and became a director on October 1, 1995. Mr. Kromer is a Senior Financial Correspondent for "Today's Investor" and is utilized as a consultant by other companies whose shares are listed on the American Stock Exchange and Over-the-Counter Exchange. An-Con has also retained Mr. Kromer on a month-to-month basis as a consultant in addition to his capacity as a director. He received a Master's Degree in 1976 from Long Island University in Health Administration. He also holds a Bachelor of Science Degree from Long Island University's Brooklyn Campus and an Associate in Applied Science Degree from New York City Community College, Brooklyn, New York. See
 Certain Transactions .

Moshe Citronowicz, is a graduate of the University of Be'er Sheva, Be'er Sheva, Israel, with a Bachelor of Science degree in Electrical Engineering. He has also received certificates from Worcester Polytech, Lowell University and the American Management Association for completion of seminars in MRP, master scheduling, purchasing SPC, JIT, accounting and plant management. Since coming to the United States in 1978, Mr. Citronowicz has worked in a variety of manufacturing and high
tech industries.   In October 1993, Mr. Citronowicz joined the
Company as Vice President of Operations.   He is responsible
for all areas of manufacturing, purchasing, product re-design,
as well as new product design.   In September 1997, Mr.
Citronowicz was appointed by the board of directors to the position of Executive Vice President and Chief Operating Officer.

Delton N. Cunningham, Vice President and Chief Financial Officer of the Company, holds a Bachelor of Science in Accounting from the University of Florida. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Cunningham began his career with the Miami office of Arthur Anderson & Company. In June of 1991, Mr. Cunningham joined Aaron Medical Industries, Inc., as the Company's Chief Financial Officer. In June of 1992 Mr. Cunningham became Vice President of Aaron Medical Industries, Inc. and in April of 1993, he was elected Corporate Secretary of Aaron by the Board of Directors.

Alfred V. Greco, is President of Alfred V. Greco, P.C., counsel to the Company. Mr. Greco is a member of the bar of the State of New York and has been engaged in the practice of law for the past 35 years in the City of New York. The main focus of Mr. Greco's experience for the past 30 years has been in the area of corporate and securities law during which he has represented a large number of public companies, securities brokerage firms, executives and registered representative and has developed a broad range of experience in administrative, regulatory and legal aspects of public companies. Mr. Greco graduated from Fordham University School of Law with a Doctor of Law degree, in June 1960. He was admitted to the New York State Bar in March, 1961.

        No Director has indicated to the Company that he intends to oppose any action intended to be taken at this special meeting of shareholders.





REMUNERATION

        The following table sets forth the compensation paid to the executive officers of the registrant for the three years ended December 31, 1997:

Summary Compensation Table
Annual Compensation

Name and
Principal
                            Annual
Position      Year    Salary     Bonus(a)

J.Robert Saron
CEO/Chairman  1997  $155,865     $ 2,460
              1996   143,000      42,600
              1995   116,000      39,600

Andrew Makrides
President     1997   103,382       1,784
              1996    90,000       8,400
              1995    77,000      11,800

Moshe Citronowicz
Executive Vice
President-
Chief Operating
Officer       1997   107,044       1,921
              1996   104,600      11,200
              1995    97,000      11,800

Delton Cunningham
Secretary, Treasurer,
Vice President/
CFO           1997    90,325       1,516
              1996    86,000       8,400
              1995    82,900       8,800

(a) In 1997, the officers waived their right to 1996 bonuses and the bonuses were cancelled. No bonuses were declared for 1997 and all future bonuses shall be in the discretion of the Board.

Long Term Compensation

              Awards Pay-outs       Securities
                             Restricted       Underlying
                     Other(b)  Stock            Option/
          Year   Compensation  Awards   SARS(#) Pay-outs

J.Robert Saron
CEO/
Chairman   1997       $9,352      --       --      --
           1996        8,100      --   90,000      --
           1995       23,700      --       --      --

Andrew Makrides
President  1997        9,598      --       --      --
           1996        9,700      --   70,000      --
           1995        8,000      --       --      --

Moshe Citronowicz
Executive Vice
President-
Chief Operating
Officer    1997        9,352      --       --      --
           1996        8,100      --   25,000      --
           1995        8,000      --       --      --


Delton Cunningham
Secretary,
Treasurer,
Vice President/
CFO        1997        9,262      --       --      --
           1996        7,400      --   55,000      --
           1995        8,000      --       --      --

(b) Other compensation consists of medical insurance, life insurance and automobile allowance.

            Option/SAR Grants Table


                                             Values of
                                             securities
                                  Number of  underlying
                                   shares    unexercised
                                  Acquired   Options
                                  on Value   sar/s at
                                  FY-End(#)

Name and
Principal
Position      Year    Exercisable  Realized  Exercisable

J. Robert Saron
CEO           1997        --         --          --
              1996        --         --     101,250
              1995        --         --          --


Andrew Makrides
President     1997        --         --          --
              1996        --         --      78,750
              1995        --         --          --


Moshe Citronowicz
Vice President
Operations    1997        --         --          --
              1996        --         --      28,125
              1995        --         --          --

Delton Cunningham
Vice, President/
CFO
Secretary,
Treasurer,    1997        --         --          --
              1996        --         --      61,875
              1995        --         --          --

Outside Directors are compensated in their capacities as Board members through option grants. Through the year 1997, the Company's Board of Directors presently consisted of J.Robert Saron, the CEO, Andrew Makrides, President, Joseph F. Valenti and George W. Kromer, Jr. Mr. Saron is also President and CEO of Aaron. Mr. Kromer has been retained on a month-to-month basis pursuant to verbal agreement as a financial and public relations consultant by An-Con for the past year at an average monthly fee of $950.

In 1996 and 1997 George Kromer and Joseph Valenti were awarded
105,000 and 120,000 options, respectively, each for five to ten years to purchase An-Con stock from $.75 to $1.125 per share.

There have been no changes in the pricing of any options previously or currently awarded.

As of the 1st day of January, 1998, the Company cancelled its prior employment agreements with its officers, and certain key employees and entered into new employment agreements with them. The agreements vary in terms over a period of between 2 and 5 years and provide for compensation in amounts varying from $51,100 to $136,000 for the highest paid executive officer per year, plus additional amounts for automobile allowance ($500 to $600 per month). In addition to the foregoing, each agreement for the company's executive officers provides for customary executive benefits, indemnification for corporate accounts and may be terminated (a) upon death, or (b) on thirty (30) days notice by the officer to terminate, or (c) by the Company, (i) without cause, upon the majority approval of the Board of Directors on thirty (30) days written notice (wherein the Company shall be obligated to pay the employee compensation under the agreement for the balance term of the agreement) and
(ii) the employee may elect, in lieu of (i) above, to cancel his agreement and obtain severance payments equal to three times the annual salary and bonus in effect during the month preceding such termination; or (d) by the Company for cause, if during the time of employment, the employee violates the covenant not to compete provisions of the agreement, or is found guilty of a felony or crime of moral turpitude. The agreement also provides for a covenant not to compete directly or indirectly against the Company for a period of one year and a 7 1/2 percent salary increase per year subject to approval of the board.

In May of 1997 the officers as a group waived their right to the bonuses as set forth in their contracts. The board of directors will determine future bonuses.


Security Ownership of Certain Beneficial Owners and Management of An-Con.

The following table sets forth certain information as of December 31, 1997, with respect to the beneficial ownership of the Company's common stock by all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares, by directors who own common stock and by all officers and directors as a group.



                           Number of  Nature   Percentage of
Name and            Title   Shares      of      outstanding
Address            of Class  owned  ownership(i) shares(i)

5% Beneficial
 Owners

Robert Speiser(iii) Common  753,333   Includes     5.3%
1340 Boca Ciega     Stock            shares only
Isle Drive
St. Petersburg,
Florida 33706

Directors

J. Robert Saron     Common  523,805   Includes     3.7%
(iii)               Stock           90,000 shares
Ashley Drive                        reserved for
Seminole, FL 34642                     options


J.Valenti           Common  177,205   Includes     1.3%
5700 Mariner Drive   Stock          120,000 shares
Tampa, Florida 33609                 reserve for
                                       options

G. Kromer           Common  105,000   Includes      .7%
P.O. Box 188        Stock           105,000 shares
Farmingdale, NY 11738                reserved for
                                       options

A.Makrides          Common  390,000   Includes      .7%
(iv)                Stock           70,000 shares
20 Damin Circle                      reserved for
St. James, NY 11780                    options

Officers and Directors
as a Group          Common 1,499,034  Includes    10.6%
                    Stock           465,000 shares
                                     reserved for
                                       options
_______________________________

(i) Based on 14,116,274 shares outstanding on a fully diluted basis. Officers and directors have 465,000 options to acquire shares at March 31, 1998.

(ii) Mr. Robert Speiser resigned as the Company Chairman and
Chief Executive Officer on March 20, 1995.

(iii) Robert Saron, who replaced Mr. Speiser as Chairman, is the President and a director of Aaron Medical Industries, Inc. As a result of the exchange of shares pursuant to the Aaron Acquisition Agreement, Mr. Saron is the beneficial owner of 408,805 additional shares of An-Con (in addition to the 25,000 shares he had received prior to the merger). Mr. Saron also has the option to acquire an additional 90,000 shares.

(iv) Includes an option to acquire 70,000 shares at varying prices.

(v) During 1996, one transaction took place that materially changed shareholders' control of the Company: Aaron shareholders received their shares on November 25, 1996 from the escrow agent, which gave them 37.7% of the outstanding shares of the Company at that time. (See "Certain Relationships and Related Transactions").

Certain Relationships and Related Transactions

Valpex International Corporation ("Valpex"), a Company owned and operated by Mr. Joseph Valenti, was a supplier of vacuum and Krypton bulbs and vinyl pouches to Aaron for several years. In 1996, Mr. Valenti joined An-Con as a director. On May 10, 1996, Valpex and Aaron entered a three year agreement that allows Aaron to purchase products directly from Valpex's manufacturers and suppliers. In exchange, Aaron agreed to pay a commission to Valpex on purchases from the agreed upon list of Valpex's suppliers. In 1997 and 1996, respectively, the equivalent sales of Valpex to Aaron were $117,700 and $126,000, respectively.

George Kromer, a director, also serves as a consultant to the Company with average consulting compensation of approximately
$950 per month.


The aforesaid transactions were on terms no less favorable to the Company than could have been obtained in arms-length transactions with unrelated third parties.

Aaron Medical Industries, Inc. is a 100% owned subsidiary of the Company. The Company's acquisition of Aaron in January, 1995, is deemed vital to the Company's potential for growth in the medical device and electro-surgical products industry. The Company's medical device and electro-surgical products are all manufactured by Aaron and bear the Aaron trademark. Aaron is the Company's sole operating subsidiary and an integral part of the Company.

Directors' Compensation

Independent (unaffiliated) directors, who are not employees, do not receive compensation for attending meetings. However the company pays their expenses for attending meetings of the Board. Approximately $5,000 was paid to cover expenses of independent directors attending Board of Director meetings during the year ended December 31, 1997. Independent directors are compensated essentially in the form of stock options under the Company s 1996 Employee and Consultant Stock Option Plan.
A total of 195,000 stock options were granted to directors in fiscal 1997.



RECENT ASSET AND CORPORATE ACQUISITIONS

Maxxim Medical, Inc. Asset Acquisition, Supply and License
Agreement

On May 8, 1998, the Company entered into and consummated a strategic alliance agreement with Maxxim Medical, Inc., ( Maxxim ), a Delaware corporation the shares of which are listed on the New York Stock Exchange, which agreement provided for the acquisition by the Company of the tradename and the trademark Bovie , a supply, license and distributorship arrangement concerning electro-surgical devices and the acquisition of Maxxim s electro-surgical generator product line in exchange for 3,000,000 shares of common stock of An-Con. More specifically, the agreement provides for (a) an irrevocable royalty-free sub-license to Maxxim to use the Bovie name on any electro-surgical products marketed by Maxxim; (b) a 2-year exclusive distributorship in Maxxim to resell the Bovie electro-surgical generator product line anywhere in the world, and (c) a non-exclusive right to sell An-Con products anywhere in the world. The distributorship arrangement provides for anticipated cooperation between Maxxim and An-Con with respect to research and development of new products and Maxxim s option to become the exclusive distributor thereof. Maxxim also agreed to certain minimum purchase orders for the Bovie generator product line, the Aaron 1200 generators and other An-Con products and accessories aggregating $3,000,000 during the initial 5-year term of the agreement, subject to quality control and An-Con s ability to meet commercially reasonable purchase orders of Maxxim.
Kenneth Davidson, the chairman of the Board of Maxxim, has been appointed a member of the Board of Directors of An-Con.

As consideration for the foregoing, the Company agreed to exchange 3,000,000 shares of common stock for the Bovie Electrosurgical Generator line, the Bovie trademark and tradename, and entered into agreements for the aforementioned supply, license, and distributorship arrangement involving Maxxim s commitments to purchase the Company s current and future products. Due to the Company s lack of sufficient authorized shares, in lieu of common stock, the Company has issued a secured convertible promissory note to Maxxim in the principal amount of $3,000,000 due on May 7, 2008, bearing interest at the rate of 1% above the prime lending rate in effect at Nations Banc Montgomery Securities LLC which provides for ten annual payments of principal and interest commencing May 7, 1999. Subject to approval of shareholders of Proposal #1 below, this note is secured by the Company's equipment and machinery and inventory. In the event, the shareholders fail to authorize the increase as requested, the Company will be forced to seek alternate financing to meet its obligations under the note. No assurance can be given it will be successful in such endeavor.

Advanced Refractory Technologies, Inc. ( ART ) and BSD
Development Beta Corporation ( BSD ) Asset and Corporate
Acquisitions

On February 9, 1998, the Company entered into a series of contemporaneous agreements for the manufacturing and licensing of a certain DYLYN coating technology ("DYLYN Technology"), and exchange of shares, ( Contemporaneous Agreements ) involving two non-affiliated companies, Advanced Refractory Technologies, Inc. ("ART") a privately held New York corporation engaged in research and development of a certain patented diamond-like nanocomposite technology for the coating of products ("DYLYN Technology"), and BSD Development Beta Corporation, a privately held Delaware corporation. As a result of the aforesaid transactions, the registrant acquired certain jobcoating equipment valued at $2,000,000 and consisting of two DYLYN deposition reactors inclusive of components and two electro-blade surgical mounting fixtures (the "Equipment") for coating electro-surgical blades and other specified medical devices utilizing the DYLYN Technology. The aforesaid, in addition to the acquisition by the Company of the Equipment, resulted in the acquisition by it of an exclusive 10-year license to use the DYLYN Technology to jobcoat specified medical products together with a manufacturing arrangement with ART whereby ART will operate and maintain the Equipment for the use of the DYLYN Technology under the License Agreement at ART's location in Buffalo, New York. The Company acquired all of the outstanding securities of BSD which is now a wholly owned subsidiary of registrant.

Future Obligation of  the Company

Pursuant to the Contemporaneous Agreements, ART is entitled to exchange the 2,000,000 common shares of the Company for 2,000,000 shares of the Company s Series A Preferred Stock to be designated by management to have the specified rights and preferences (Preferred Stock) agreed upon in the Contemporaneous Agreements, on or before September 6, 1998. (Although the Board of Directors is not seeking shareholder's approval for the exchange of stock with ART), subject to the approval of shareholders of a Certificate of Amendment of registrant's Certificate of Incorporation authorizing the shares of Preferred Stock, management shall immediately issue and exchange 2,000,000 preferred shares (for 2,000,000 common shares previously issued to ART), which shall have the right and designations agreed to in the Contemporaneous Agreements. Among other things, the Preferred Stock to be issued to ART is to be convertible into 2,000,000 shares of common stock of An-Con and shall have certain preferences on liquidation and anti-dilution aspects. In the event the Company is unable, for any reason, to deliver the Preferred Stock to ART on or before September 6, 1998, then, prior to September 15, 1998, An-Con is to issue and deliver, without payment of any additional consideration by ART, an additional number of shares of An-Con's common stock having an aggregate fair market value of $500,000. Furthermore, in the event An-Con should issue any shares of any series or class of its preferred stock having substantially the same rights and preferences as the Preferred Stock without the prior consent of ART (which shall not be unreasonably withheld), then An-Con is to issue and deliver to ART, without payment of any additional consideration by ART, an additional number of shares of An-Con's common stock having an aggregate fair market value equal to $500,000

The approval sought in the proposal authorizing 10,000,000 blank preferred shares does not call for any approval or ratification of the Company's decision to issue the shares to ART, by the shareholders. The business decision by the Board is now a contractual obligation to ART under the Contemporaneous Agreements. However, as indicated heretofore, subject to shareholder approval of the proposed amendment authorizing 10,000,000 shares of Preferred Stock, shareholders are advised that the Company will issue 2,000,000 shares of preferred stock (the "Preferred Stock") to ART in exchange for the 2,000,000 shares of common stock of the Company heretofore issued to Art under the Contemporaneous Agreements. For further information to shareholders, as specified in the Contemporaneous Agreements, the Preferred Stock to be issued to ART will have the following characteristics:

   (a) While the Class A Preferred Stock issued to ART is outstanding, An-Con will not authorize or issue any Preferred
Stock which will be entitled to any rights or preferences senior to the Preferred Stock issued to Art.

   (b) In the event An-Con issues Preferred Stock having rights and preferences substantially equal to those of the Preferred Stock to be granted to ART ( ART Preferred Stock ) it will do so only on consent of ART or it shall issue to ART at no additional cost to ART shares of An-Con s common stock having a current market value equal to $500,000.

   (c) The ART Preferred Stock will be entitled to dividends and preference to dividends on any other class or series of common stock or Preferred Stock on a fully
Participating basis with the common stock.

   (d) The Preferred Stock will be convertible into 2,000,000 shares of An-Con s common stock unless pursuant to its terms the number of shares of common stock into which it is convertible is otherwise adjusted due to sales of common stock at less than $1.00 per share, merger, acquisition, stock split, subdivision of shares prior thereto. There will be anti-dilution protection in the event of corporate reorganizations and similar transactions. There will be anti-dilution protection in the event the corporation issues common stock, or securities convertible into common stock, at a price per share less than the conversion rate applicable to the ART Preferred Stock which is presently $1.00 per share.

   (e) Subject to adjustment in conversion rate in the case of sales by An-Con of common stock at prices less than $1.00 per share merger, consolidation, stock split or subdivision of shares, the Preferred Stock shall be converted into common stock at An-Con s option ("compulsory conversion") in the event the aggregate fair market value of the common stock acquirable upon conversion of the Preferred Stock exceeds four times the then current fair market value of the common stock as evidenced by the minimum bonafide bids at that time of at least one independent market maker for a period of 45 consecutive days immediately preceding the date of such compulsory conversion.

   (f) Subject to adjustment of the conversion rate in the case of conversion, or adjustment in the number of shares into which the Preferred Stock would be entitled to be converted in the event of merger, consolidation, stock split or subdivision of shares, the Preferred Stock will be entitled to vote with all the common stock of the corporation and will be entitled to the number of votes to which it would be entitled assuming it had been converted into common stock immediately prior to the occasion of voting.

   (g) The Preferred Stock shall have $2,000,000 minimum liquidation value and have a preference on liquidation.

   (h) The Preferred Stockholders will be entitled to receive reports made generally available to common stockholders.

Based upon the foregoing and in the light of Company's acquisition program, the Company is seeking shareholder approval to amend the certificate of incorporation to provide for a total of 50,000,000 shares of common stock. The increased authorized common stock, in addition to enabling the Company s acquisition program to continue, will permit the Company to complete the Maxxim asset acquisition and cancel the Company's outstanding note in the amount of Three Million ($3,000,000) Dollars.

Subject to the approval of shareholders of the proposed amendment to the Company's Certificate of Incorporation authorizing 10,000,000 shares of preferred stock, a total of 2,000,000 preferred shares will be issued and exchanged for 2,000,000 shares of common stock heretofore issued by the Company to ART pursuant to the agreement with ART and will have the aforementioned designated rights and preferences. Although the Company presently intends to issue and exchange 2,000,000 preferred shares having the designation, rights and preferences outlined above for the 2,000,000 shares of Common Stock previously issued to ART, the Company is presently seeking to amend the Company's Certificate of Incorporation to provide for a total 10,000,000 shares of blank preferred stock in order to give management, without further approval of shareholders, the necessary ability and flexibility to issue additional preferred shares in future dealings with other potential candidates or asset acquisitions. The Proposed amendment to the Company's Certificate of Incorporation will enable management to fashion, without approval of shareholders, the needed specified rights and preferences that may be required to consummate a desirable acquisition of assets or company, including rights and preferences having characteristics which may be different in nature and amount from the rights and preferences of the preferred stock issuable to ART, described above. Although the proposed amendment to the Certificate of Incorporation deals with blank preferred stock, the Company will initially file an appropriate Certificate of Designation of Rights and Preferences for the 2,000,000 shares of such preferred stock as required pursuant to the ART transaction, heretofore described. The balance of 8,000,000 preferred shares will remain available for future issuance by the Company (without further shareholder approval) in connection with asset or company acquisitions.
Any future issuances, depending upon their terms votability, conversion, preferences may have adverse effects upon existing shareholder percentage voting, ownership dilution of book value and participation rights in the event of future liquidation by the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except to the extent that officers and directors of the Company have become recipients of stock options pursuant to the Company s 1998 Non-Statutory Stock Purchase and Option Plan, and except to the extent that additional shares will be required to be authorized to provide shares issuable on exercise of options granted under the plan, no officer, director or principal shareholder of the Company has any direct or indirect interest in Proposal 3 and 4,with the exception of Kenneth W. Davidson, the Chief Executive Officer of Maxxim and A Director of the Company.

On May 8, 1998, Kenneth W. Davidson, Chief Executive
Officer of Maxxim Medical, Inc., a Delaware corporation the shares of which are traded on the New York Stock Exchange, was elected a director of the Company to serve until the next annual meeting of shareholders. Pursuant to the Company s asset acquisition agreement with Maxxim, hereinafter discussed, the Company desires to deliver 3,000,000 shares of common stock in exchange for and cancellation of the Company s outstanding convertible promissory note for $3,000,000. Accordingly as CEO of Maxxim, Mr. Davidson is For Proposal 1 increasing the authorized Common Stock of the Company, which, among other things, will enable the Company to deliver the 3,000,000 shares of common stock (and convert and cancel the 3,000,000 promissory note) pursuant to the Maxxim agreement. See Maxxim Medical Asset Acquisition, Supply and License Agreement.

Advanced Refractory Technologies, Inc., ("ART") a principal shareholder of the Company's's Common Stock (as a result of the acquisition of 2,000,000 shares pursuant to the Contemporaneous Agreements), is For Proposal 2 which seeks to amend the Certificate of Incorporation to authorize 10,000,000 shares of blank preferred stock. If Proposal 2 is approved by shareholders, the Company will issue and exchange 2,000,000 shares of Preferred Stock (having rights and preferences heretofore agreed upon by the Company and ART) for ART's 2,000,000 shares of Common Stock. In this manner the Company will be able to avoid a penalty of having to issue additional shares of Common Stock having a market value of $500,000. See Recent Asset and Corporate Acquisitions .



MANAGEMENT POLICIES FOR GROWTH

As of July 31, 1998, there were 13,629,693 shares of Common Stock issued and outstanding, 1,144,255 shares of Common Stock reserved for issuance upon future exercise of outstanding stock options and/or grants. A total of 14,773,948 shares will be issued and outstanding if all of the aforementioned options and grants are exercised.

The Company is currently seeking to increase its authorized capitalization of Common Stock from 15,000,000 shares to 50,000,000 shares of Common Stock essentially in order to enable it, (a) to effectively deliver 3,000,000 shares of Common Stock (and cancel the Company's outstanding promissory note in the amount of $3,000,000) pursuant to the Company s existing agreement with Maxxim Medical, Inc. discussed below; (b) to pursue its current acquisition policy to acquire additional assets or companies having assets and/or operations which are compatible with the Company's business; and (c) to provide additional shares for funding and growth. Management believes that this policy of growth through operation and acquisition can best be pursued through utilization of equity (Common Stock) as opposed to cash. The Company is constantly in need of its cash reserves for materials, operations and for internal growth as sales of its products continue to increase and new products are brought to market. The proposed increase in capitalization is deemed necessary by management to provide a sufficient amount of shares that will enable the Company to raise capital, to be flexible in proposals to acquisition candidates and to consider significant acquisitions. The increase will provide the wherewithal for management to consider and aggressively pursue a desirable acquisition candidate or asset situation (of relatively significant size) without the necessity of further requesting shareholders to authorize an increase in the capitalization with the statutory and regulatory delays which are usually occasioned thereby. In many instances, such a delay could result in loss of opportunity. The proposed increase in capitalization is deemed by management to enable it to meet potential anticipated operational objectives by providing shares for future funding, if necessary or warranted, and to provide shares for continued growth by acquisition. The Company plans to consider or pursue a desirable acquisition candidates or asset situations. Although the Company will enter into discussions with potential acquisition candidates or asset acquisitions, there are no specific agreements in place for any new acquisition candidate or asset acquisition at this time. The Company is generally amenable and will confer with and consider any potential asset or acquisition candidate that will provide additional synergistic technology, cash and/or revenue for the Company's future growth. In addition the increased capitalization will give management the flexibility to issue stock dividends to shareholders, as deemed appropriate.

General Observations
Possible Adverse Aspects for Shareholders

An increase in the authorized shares of Common Stock (and authorization of preferred stock) shall enable management to make additional issuances of Common Stock (or preferred stock) without approval of shareholders. Such issuances of common stock will dilute the percentage ownership of the Company by existing shareholders, and any issuances of preferred stock, if convertible into common stock, may have similar dilutive consequences. Furthermore, preferred stock may grant preference in dividends to the preferred stockholder over the common stockholder. In addition, a further consequence of increasing the authorized shares of Common Stock (or creation of a series of Preferred Stock) of the Company is that management will have the potential ability, without approval of shareholders to issue such common shares or create and issue such preferred stock (convertible into common stock in desirable conversion ratios) so as to make more difficult, or to stave off hostile and/or friendly takeover attempts by third parties. The foregoing will be applicable even if such a transaction may appear, on its face, to be favorable to the interests of the shareholders. Such anti-takeover measures may include declaring a dividend and issuing shares to the existing shareholders of the Company, or selling the shares, on agreeable terms to a friendly investor (a person or other entity whose interests are not opposed to those of the Company and its shareholders) or taking other measures with its authorized but unissued shares (without approval of shareholders) within its corporate powers to stave off takeover attempts. The use by management of anti- takeover measures which may include the issuance of additional shares, share dividends, and/or options to acquire shares at favorable prices, may have a dilutive effect on the Company's book value and further erode percentage ownership of shares by existing shareholders. However, there are currently no "anti-takeover" measures contemplated by the Company or included in any debt agreement, By-law or provision of the Company's Certificate of Incorporation or any amendment thereto and management does not plan or presently contemplate seeking shareholder approval for any such amendment to the By-Laws. The forgoing notwithstanding, management believes shareholder approval will not be necessary should it desire, in the future, to implement the aforementioned anti-takeover measures heretofore discussed.

The increase in the authorized number of shares together with other factors may also make the removal of management more difficult even if such removal would appear to be beneficial to shareholders generally, and may have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by incumbent management. However, it is essential to note that whatever course of action management chooses to pursue, it is required and has a fiduciary obligation to do so in the best interests of the shareholders.

As of July 31, 1998 the Company had 13,629,693 shares of
Common Stock issued and outstanding without giving effect to outstanding options or other derivative securities. The Company's certificate presently authorizes 15,000,000 shares of common stock. Accordingly, based upon the aforementioned reasons and the Company s current acquisition policy, Management has determined to request shareholder approval of its resolution to amend its Certificate of Incorporation to increase the authorized shares of Common Stock from 15,000,000 to 50,000,000 shares and provide for an additional 10 million shares which shall be blank preferred stock. The foregoing will, among other things, provide the necessary shares for the Company to (a) issue and exchange 2,000,000 shares of preferred stock, which shall have the rights and preferences previously agreed upon with ART, for 2,000,000 shares of the Company's Common Stock previously issued to ART, and (b) issue and deliver 3,000,000 shares of Common Stock to Maxxim and thereby cancel an outstanding note of the Company held by Maxxim in the amount of Three Million ($3,000,000) Dollars. Although these transactions have already been consummated and shareholder approval of such agreements is not being sought, management believes the foregoing issuances, exchange and note cancellation, are in the best interests of the Company and its shareholders.


PROPOSAL 1
PROPOSED AMENDMENT OF THE COMPANY'S
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES
OF COMMON STOCK FROM 15,000,000 SHARES TO 50,000,000 SHARES

Article Fourth of the Company's Certificate of Incorporation presently reads:

    "FOURTH: The corporation shall be authorized to issue the
     following shares:"
                        Number of
          Class          Shares          Par Value

          Common       15,000,000          $0.001

Subject to the approval of shareholders, the Board of Directors intends to amend the Company's Certificate of Incorporation to provide for a new Article (Fourth) thereof, as follows:

     "FOURTH: The corporation shall be authorized to issue the following shares:"

                        Number of
          Class          Shares          Par Value

          Common       50,000,000          $0.001

Possible Adverse Aspects to Stockholders

Since the present issued and outstanding shares of the Company's Common Stock do not have any preemptive rights, the present shareholders of the Company risk dilution of the book value per share of their Common Stock should the newly authorized stock be issued by the Company for a consideration less than the Company's then current book value which was $.25 per share as of December 31, 1997. In addition, the percentage ownership of the common stock of present shareholders will be diminished with each future issuance of additional shares of common stock. Furthermore, no shareholder approval may be required by management to issue either the common stock or the preferred stock sought to be authorized.

Any additional dilution factor is presently incalculable in that it is not yet determined at what price the securities will be issued by the Company (publicly or privately) in the future, if issued at all, or for what price they will be exchanged as consideration for an acquisition candidate, if one is found. However, the increase in the number of authorized shares of common stock, when and if issued, will not in any way change the inherent rights of existing or future common shareholders. If and when issued, each share of additional authorized Common Stock will continue to: (1) entitle the holder to one vote per share on matters to be voted upon by the shareholders; (2) not entitle the holder to any cumulative voting, cumulative dividends, preemptive, subscription or redemption rights; (3) entitle the holder to receive dividends from available funds, if and when declared by the Company's Board of Directors; (4) entitle the holder to share ratably in the assets of the Company legally available for distribution to shareholders in the event of liquidation, dissolution or winding up of the Company. (See "General Observation Possible Adverse Aspects for Shareholders").

Required Vote for Adoption

Under Delaware Law the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for the approval of Proposal 1, the proposed amendment to the Company's Certificate of Incorporation which increases the authorized shares of Common Stock available for issuance. Once given effect, a majority vote of the Company's Common Stock at a properly called meeting at which a quorum is present will be required to repeal or modify the amendment.

RECOMMENDATION OF MANAGEMENT

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION
OF THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY FROM FIFTEEN MILLION (15,000,000) SHARES OF COMMON STOCK TO FIFTY MILLION SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE.







PROPOSAL 2
PROPOSED AMENDMENT OF THE COMPANY'S
CERTIFICATE OF INCORPORATION TO CREATE 10,000,000 SHARES OF
BLANK PREFERRED STOCK

Article Fourth of the Company's Certificate of Incorporation presently only provides for the issuance of Common Stock and makes no provision for the issuance of any other class of stock or any preferred stock.

Subject to the approval of shareholders and IN ADDITION TO THE AMENDMENT OF ARTICLE FOURTH CONTAINED IN PROPOSAL NUMBER 1 (ABOVE), management proposes to amend Article Fourth of the Company's Certificate of Incorporation to provide for the creation of 10,000,000 shares of blank preferred stock, to read as follows:

     "FOURTH: The corporation shall be authorized to issue the following shares:"


      Class       Shares      Par Value

     Common         (*)        $0.001
     Preferred  10,000,000      0.001


     "The total number of shares of capital stock of all classifications which the Corporation shall have the authority to issue is (*) shares, of which (i) (*) shares shall be designated common stock, having a par value of $.001 per share, and (ii) TEN MILLION
     (10,000,000) shares shall be designated "Preferred
     Stock" having a par value of $.001 per share.

     (a) All shares of common stock will be equal to each other and shall have all the rights granted to stockholders under the General Corporation Law of the State of Delaware, as amended, and the Certificate of Incorporation, including, without limitation, one vote for each share outstanding in the name of each holder, the power to elect directors or consent or dissent to any action to take place at any regular or special meeting of stockholders, and the right to receive dividends and distributions subject to the rights and preferences of any outstanding shares of Preferred Stock authorized hereby.

     (b) The Preferred Stock may be issued from time to time in one or more classes and one or more series of each class with specified serial designations, shares of each series of any class shall have equal rights and shall be identical in all respects, and (1) may have specified voting powers, full or limited or may be without voting power, (2) may be subject to redemption at such time or times as may be designated, and at designated prices;
     (3) may be entitled to receive dividends (which may be cumulative or non-cumulative) at designated rates, on such conditions and specified times, and payable in any other class or classes of stock; (4) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (5) may be made convertible into, or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at specified rates of exchange and with specified designated adjustments; and (6) may contain such other special rights and qualification, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority so to do which is hereby granted and expressly vested in the Board of Directors.

     The Board of Directors shall have authority to cause the Corporation to issue from time to time, without any vote or other action by the stockholders, any or all shares of stock of the corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be full-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon."


     (*) To be determined based upon approval or disapproval of proposal 1.


Subject to the approval of the proposed amendment to the Certificate of Incorporation by shareholders, upon the filing of such Certificate of Amendment, the Board of Directors will cause a Certificate of Designation of Rights and Preferences to be filed, outlining the rights and preferences of the class of Preferred Stock issuable to ART as heretofore described.

Effect on Future Shareholder Rights and Possible Adverse
Aspects to Existing Shareholders

The proposed 2,000,000 shares of Preferred Stock to be authorized and issued to ART, subject to shareholder approval, shall give the holder a priority in liquidation of the Company, up to $2,000,000. If such liquidation were to occur shortly after approval by shareholders, a substantial amount of the net proceeds derived from such liquidation would be allocable to the Preferred Stockholder (approximately $2,000,000) prior to any funds being allocable to common stockholders.

In the event Proposal 2 is adopted by shareholders, in as much as ART is exchanging its Common Stock for preferred stock (which has similar voting rights), the existing percentage of voting control of common stockholders will not be affected by the exchange. In addition by virtue of the conversion privilege and the anti-dilution aspects of the Preferred Stock, it is not likely that ART will convert the Preferred Stock into common stock unless ART has a need to avail itself of liquidation of its investment or the market value of the common stock is otherwise at a level deemed favorable to ART to convert into common stock.

The proposed amendment also authorizes the Board of Directors to issue Preferred Stock of different classes (in addition to those heretofore discussed in connection with the ART transaction). The proposed authority gives the Board of Directors maximum discretion to fashion rights and preferences for future Preferred Stock to be issued and to issue such shares without further approval of shareholders. This is deemed necessary by management to give it the broad latitude to act quickly when an acquisition opportunity presents itself and be able to fashion preferred stock containing rights and preferences in a variety of ways. Such possible future issuances (with no requirement to obtain shareholder approval prior thereto) may be specifically fashioned by management in a manner which will increase the likelihood of achieving the corporate objective for an acquisition of assets or acquisition of another company and may contain rights and preferences which are different to those granted to ART. However such newly issued preferred stock may also have an adverse effect on the interests of common stockholders due to provisions therein which may provide for voting, anti-dilution, conversion, priority in liquidation and possibly other factors not yet predictable or calculable. (See "General Observation Possible Adverse Aspects For Shareholders").



Required Vote for Adoption

Under Delaware Law the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for the approval of Proposal 2, the proposed amendment to the Company's Certificate of Incorporation which authorizes the Company to issue 10,000,000 shares of common stock and thereby increases the total authorized shares available for issuance. Once given effect, a majority vote of the Company's Common Stock and outstanding preferred stock (if the preferred stock is subject to repeal or modification)at a properly called meeting at which a quorum is present will be required to repeal or modify the amendment.


RECOMMENDATION OF MANAGEMENT

THE BOARD OF DIRECTORS RECOMMENDS A  VOTE "FOR" APPROVAL
OF THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF
INCORPORATION AUTHORIZING 10,000,000 SHARES OF BLANK PREFERRED
STOCK PAR VALUE $.001.

PROPOSAL 3
AMEND THE CERTIFICATE OF INCORPORATION
TO CHANGE OF NAME OF CORPORATION

Since the Company has not engaged in any aspect of genetic analysis for number of years, management proposes that the name of the Company be changed. As all shareholders are aware, the Company is currently engaged in the manufacture and sale of a line of electro-surgical and other medical products together with industrial lighting. In addition the Company has recently acquired a new surgical generator product line sold under the tradename Bovie , a highly respected and well known name in the electro medical device industry. Accordingly management believes that the name "Bovie Medical Corporation" will provide the benefits of a well known and highly respected name in the medical device field, preserve the product identity of the corporation and remove the misleading characteristic of it being a genetics company.

Management anticipates a need to change the Company's trading symbol for its shares which are presently traded on the OTC electronic bulletin board under the symbol "AGNT" and, subject to shareholder approval for the change of name, will propose a new symbol for the OTC Bulletin Board. As of the date hereof no symbol has been determined nor has any application therefor been submitted to the OTC Bulletin Board.

          Amendment of Certificate of Incorporation

Article "First" of the Company's certificate of incorporation presently reads:

   "First: the name of the corporation is "An-Con Genetics, Inc."

Subject to the approval of shareholders, the Board of Directors has resolved to amend the Company's certificate of incorporation to provide for a new article First thereof to read as follows:

   "First: the name of the corporation is:  Bovie Medical
Corporation."

Required Vote for Adoption

Under Delaware Law the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for the approval of the Proposal 2, the proposed amendment to the Company's Certificate of Incorporation which authorizes the Company to issue 10,000,000 shares of common stock and thereby increases the total authorized shares available for issuance. Once given effect, a majority vote of the Company's Common Stock and outstanding preferred stock (if rights of the preferred stock are subject to repeal or modification at a properly called meeting at which a quorum is present will be required to repeal or modify the amendment.


RECOMMENDAION OF MANAGEMENT

THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE PROPOSED
AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
CHANGE THE NAME OF THE CORPORATION FROM AN-CON GENETICS, INC.
TO "BOVIE  MEDICAL CORPORATION".


PROPOSAL 4
RATIFICATION OF COMPANY S 1998 NON-STATUTORY STOCK PURCHASE AND
OPTION PLAN

In January, 1998, the Board of Directors adopted a new stock option plan for the purpose of acquiring, retaining and incentivizing executive and other key employees and consultants of the Company and its subsidiary, Aaron Medical Industries, Inc. The Company s 1998 Non-Statutory Stock Purchase and Option Plan (the Plan ) authorizes the issuance of options to employees and consultants of the corporation to purchase up to a total of 1,200,000 shares thereunder.

The Plan requires that options may be issued at an exercise price equal to at least 80% of the market price for the Company s shares in the over-the-counter market (on the Electronic Bulletin Board). Any options issuable to officers or directors under the Plan must be issued at an exercise price equal to no less than the then current market price for the shares in the over-the-counter market. The determination for grant of options is made by the Board of Directors under the Plan. The options are non-transferable. The Option shall terminate and expire on the expiration date of the option. In addition each option shall automatically terminate upon the earlier of:

(i) The termination of the Optionee's employment with the Company for cause (as defined under the Plan);

(ii) The expiration of twelve (12) months from the date of termination of the Optionee's employment with the company for any reason other than death, without cause; provided, that if the Optionee dies within such twelve-month period, subclause
(iii) below shall apply; or

(iii) The expiration of fifteen (15) months after the date of death of the Optionee.


Potential Adverse Aspects of the Plan:

Although management believes it is in the interests of shareholders that the Plan be approved in order to attract and retain qualified employees and consultants, since the Plan authorizes the grant of options to purchase up to 1,200,000 shares, the future grant and exercise of the options would tend to dilute the percentage ownership of shareholders in the Company. Furthermore, the nature of the options is such that the options would be exercised at a time that the Company would be able to derive a higher price for Company shares than the exercise price.

RECOMMENDATION OF MANAGEMENT

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
VOTE TO RATIFY AND APPROVE THE COMPANY S 1998 NON-STATUTORY
STOCK PURCHASE AND OPTION PLAN.


Other Matters

The Board of Directors of the Company knows of no other matters to come before the Meeting, other than that which is set forth herein and in the accompanying Notice of Special Meeting. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxies as in their discretion they may deem advisable.


Rights of Dissenting Shareholders

Dissenting shareholders do not have any rights of appraisal with respect to the proposals to which this Proxy Statement relates. Any negative vote with respect to any specific proposal, will, of course, be duly noted and recorded in the computation to determine whether majority approval has been obtained.

By Order of the Board of Directors


President
Melville, New York
August 25, 1998


PROXY CARD

AN-CON GENETICS, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoints Andrew Makrides and Delton Cunningham each with the power to appoint his or her substitutes, and hereby authorizes them to represent and to vote, as designated above, all the shares of common stock of An-Con Genetics, Inc. held of record by the undersigned on , 1998, at the meeting of shareholders to be held on September 8, 1998 or any adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign.*

*When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholders is a partnership, please sign in partnership name by authorized person.

(To Be Signed on Reverse Side.)

FRONT OF CARD

PROXY CARD

AN-CON GENETICS, INC.


A     Please mark your
votes as in this example.



                    Vote For  Against   Withhold

1.  Proposal to increase
the authorize
capitalization from
15,000,000 shares common
stock par value $.001 per
share to 50,000,000 shares
of common stock par value
$.001.

2.   Proposal to create a
class of blank preferred
stock having a par value
of $.001 per share.

3.   Proposal to change
the name of the
corporation to "Bovie
Medical Corporation".

4.   Proposal to ratify
the Company's 1998 Non-
Statutory Stock Purchase
and Option Plan.



SIGNATURE(S)                          Date
NOTE:  Please sign exactly as name appears hereon.
joint owners should each sign. When signing as attorney, administrator trustee or guardian, please give full title as such.
     BACK CARD

Management's Discussion and Analysis.

Results of Operations

An-Con's net revenues for 1997 were approximately $7.3 million as compared to $7.5 million for 1996, respectively. Sales of Aaron Medical accounted for substantially all of 1997 and 1996 sales. The decrease in sales of $114,619 (1.5%) was the net result of $194,770 (3%) increase in revenues from sale of medical products and $309,389 (24%) decrease in sales of non-medical products. The sales for medical products represented approximately 87% of total sales in 1997 as compared to 83% in 1996. This was due to a decrease in non-medical lighting products of $309,517 which is directly attributable to one customer decreasing purchases from the Company. The Company believes this trend by this customer will continue in 1998 but at a lower rate. Percentage of gross profit from sales decreased from 45% in 1996 to 44% in 1997 principally due to slightly higher cost of materials.

Because the Company's sales volume and gross profit percentage, for the two years was approximately the same, cost of goods sold did not materially change from 1996 to 1997. During 1997 and 1996, Aaron's family of cauteries accounted for 43% and 39% of sales, and 39% and 33% of cost of goods sold, respectively.

In early 1998 the Company increased pricing on certain medical products by 10%. This should cause sales and margins to increase slightly in 1998.

Research and development expenses decreased by 8.5% from $105,700 to $96,738 from 1996 to 1997, respectively. The
Company continued to invest in the development of ECU devices, and other Aaron products which is evidenced by acquisition costs in 1997 of $11,925. Research and development costs are made up of materials costs, engineering costs and payroll.

Research and development costs of the Company will increase in 1998 by the depreciation expense on the reactors the Company purchased from BSD (see note 18 to the financial statements subsequent events ( acquisition of BSD development Beta Corporation ). The Company is developing DYLYN coated products with these reactors. When the products being developed are marketed and the reactors are used for manufacturing, depreciation will be charged to operations. The Company estimated the lives of the reactors to be 10 years.

The increase in net interest of 16% amounting to $11,896 was mainly attributable to the Company's decision to utilize a bank line of credit and a term loan to finance its working capital needs.

The trend in interest costs should remain at 1997 levels or higher because the Company intends to maintain its credit line and refinance the first mortgage on its building.

The Company's effective income tax rate would have been 30% except that An-Con has loss carryforwards. For 1997 the Company recognized $8,577 in tax benefit for the current year.

General and administrative expenses of the Company increased by $141,249 (10.5%) from $1.3 million in 1996 to $1.5 million in
1997. This was mainly attributable to the settlement of the Megadyne lawsuit of $261,585.

Salaries increased by 9.6% from $1.1 million in 1996 to $1.2 million in 1997. The increase in salaries were in part because of hiring additional engineering and quality control personnel.

Total other costs as a percentage of sales were 38% in 1996 as
compared to 43% in 1997.   Total other costs increased due to
the Megadyne lawsuit.   For 1998 the Company believes total
other costs should not be significantly higher than they were in 1997.

Income from operations decreased to $77,994 in 1997, from $480,360 in 1996, a 84% decrease. Income from operations as measured by a percentage of sales was 6.4% in 1996 and 1.1% in 1997. The decrease of $402,366 from 1996 to 1997 was mainly attributable to a decrease in sales and gross profit of $309,517 and $183,441, respectively, on non-medical lighting sales and the Megadyne lawsuit.

Net income of the Company in 1997 was $28,591 as compared to $407,243 in 1996. Income decreased by $378,652 from 1996 to 1997. The primary reason for reduction of the net income was a $261,585 loss due to the settlement of a patent infringement lawsuit.

Cost of professional services increased by 15% from $259,400 in 1996 to $298,156 in 1997. Additional professional fees were related to the consulting and legal costs of acquiring new technologies and products. Legal fees in 1998 will increase because the Company has completed the BSD transaction and is negotiating to purchase the Bovie brand-name from Maxxim.

The Company sells its products through distributors both in the international market and in the USA. The distributors are contacted through response to company advertising in international medical journals or at domestic or international trade shows. The Company began attending trade shows in foreign countries in 1993. Since that time, international sales have more than doubled from the 1993 sales of $553,000. The main focus for export sales has been Western Europe. The Company has distributors in all major markets there. The Company intends to continue marketing its products, targeting different regions of the world, while returning to major markets for increased market exposure and to introduce new products.

During 1997, international sales of the Aaron Medical product line continued to increase. These sales were $1.78 million, which represented 24% of total sales. This compares favorably to 1996 where total international sales were $1.51 million, representing 20% of total sales. The increase from 1996 to 1997 represents a 19%($281,867) increase in international sales volume.

Though consolidation in U.S. distribution continued in 1997, Aaron retained all distributor relationships and acquired preferred vendor status with industry leaders such as McKesson, General Medical, Owens & Minor, and Physician Sales & Service. Preferred vendor status denotes participation in a variety of sales and marketing programs whereby the Company grants preferred pricing and/or rebates to a customer and the customer provides a variety of benefits such as preferred marketing advertising, and distribution of the Company's products. Aaron entered into a vendor focus agreement with Owens & Minor and an exclusive U.S. sales agreement with Physician Sales & Services for the Aaron 800. Additional sales were generated by electrosurgical product OEM agreements.

An adequate supply of raw materials is available from both domestic and international suppliers. The relationship between the Company and its suppliers is generally limited to individual purchase order agreements, supplemented by contractual arrangements with key vendors to ensure availability of certain products. The Company has developed multiple sources of supply where possible.

New product development and improvements to the Company's facility required by regulatory agencies in 1997 amounted to $86,909. These expenditures were funded primarily through internal cash flow and bank financing. In order to provide additional working capital, the Company has secured a fourteen month $400,000 credit facility with a local commercial bank in the first quarter of 1997 and a $150,000 three year note to purchase fixed assets with interest at 1% over prime.


Discontinued Operations

As part of a lawsuit settlement with a competitor of the company, the company agreed to discontinue sales of its coated blade products. Sales and gross profits from this product for 1996 and 1997 were $370,677 - $489,582 and $203,131 - $332,916, respectively. The company is developing a new line of coated blade products, that the Company believes is proprietary, which the Company believes will be marketed in the second half of 1998. The cost of the discontinued operations in 1997 was $261,585.


Financial Condition

As of December 31, 1997, cash totaled $48,246 down from $120,900 at December 31, 1996. Cash used by operating activities was $98,793 in 1997 compared to $425,300 cash generated from operating activities in 1996. Net working capital of the Company on December 31, 1997 was $557,237 as compared to $666,600 in 1996.

The amount of cash used in investing activities was $257,733 in 1997, compared to $456,200 in 1996. The Company continued to invest in property, plant and equipment needed for future business requirements, including manufacturing capacity.

The Company's ten largest customers accounted for approximately
51% of net revenues for 1997. At December 31, 1997, the same ten customers accounted for approximately 47% of outstanding accounts receivables.

The net cash inflow from financing was $283,868 in 1997 as compared to $14,000 in 1996. The most significant items of financing activity in 1996 were the reduction of notes payable of $125,900 and the $79,700 in professional fees associated with the Aaron purchase.

Sources of funds were the receipt of subscriptions receivable of $10,600 and issuance of 427,778 common shares for services valued at $181,000.

In 1997, the major sources of financing were $485,000 gross, borrowing from the bank line of credit and $150,000 term loan from the bank. The cash used in financing activities were principally to repay the line of credit and long term debt, $225,000 and $41,936 respectively.

The Company believes that it has the financial resources needed to meet business requirements in the foreseeable future, including capital expenditures for the expansion of its manufacturing site, working capital requirements, and product development programs.


Outlook

The statements contained in this Outlook are based on current expectations. These statements are forward looking, and actual results may differ materially.

The Company believes that the world market for disposable medical products, such as the Company's battery-operated cauteries, has significant growth potential because these type of products have not been affordable or effectively marketed outside the U.S. heretofore. Because of these factors, the Company has designed certain disposable products to be
reusable.    The Company presently has a significant portion of
the U.S. cautery market and does not expect a dramatic growth in sales of cautery-related products domestically unless an OEM arrangement can be obtained with a co-leader in this market.

The Company has focused on expanding its line of electrosurgical products. Electrosurgical products sold by the Company are the standard stainless steel electrodes, the patented Multi-Function Cautery, and the Aaron 800 high frequency desiccator and the as Aaron 1200. The Aaron 1200 will be introduced in the second quarter of 1998.

From 1996 to 1997, the Company's electrosurgical sales increased by more than 3% from $1,331,523 to $1,377,029.

This increase was attributable to a 50% increase in Resistick sales and a 22% decrease in sales of generators. In 1998 Resistick sales ceased due to the settlement of the Company lawsuit with MegaDyne. Except for the possible introduction of new electrosurgical products the Company does not expect electrosurgical sales to increase in 1998. Aaron through its private label capability sees unique opportunities in the domestic market as its competitors do not private label. The electrosurgical product line is a larger market than the Company has normally sold into and is dominated by two main competitors, ValleyLab and Conmed. The combined markets for the Company's electrosurgical products exceed $100 million annually. Electrosurgical product sales moved from fifth place to second in total Company sales by product line in 1997.


Non-Medical Products

The Company for 1997, sold $.962 million of its flexible lighting products used primarily in the automotive and locksmith industries. Approximately $.627 million was sold to one customer. The Company is expanding this market line with the addition of a higher quality flexible light unit. The higher quality version of the Bend-A-Lite will be sold into the same markets as the Company presently sells its less expensive unit.

The Company no longer intends to manufacture a fiber optic flexible scope to compete in the automotive, aircraft and quality maintenance markets. The Company sold its rights in this product to a customer.


Liquidity and Future Plans

Since the acquisition of Aaron Medical Industries, Inc. the Company has partially changed its direction from acquiring ownership interest in companies to acquiring new product technology and expanding manufacturing capabilities through Aaron. The Aaron 800 and 1200 are prime examples of this new direction. Other products and technologies are being evaluated for future development.

In order to continue its strong international sales growth and maintain its ability to sell in Europe, management is implementing an ISO9000/EN46001 quality system and expects to be certified and have its CE mark (International Quality control) by the third quarter of 1998. The Company has obtained a line of credit with a local commercial bank for $400,000 and a $150,000 loan for capital improvements. Interest on these loans is to be paid at 1% over prime.

The Company's future results of operations and the other forward-looking statements contained in the Outlook, in particular the statements regarding growth in the medical products industry, capital spending, research and development, and marketing and general and administrative expenses, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially, are the following: business conditions and the general economy; competitive factors such as rival manufacturers' availability of products at reasonable prices; risk of nonpayment of accounts receivable; risks associated with foreign operations; and litigation involving intellectual property and consumer issues.

An-Con believes that it has the product mix, facilities, personnel, and competitive and financial resources for continued business success, but future revenues, costs, margins, product mix and profits are all subject to the influence of a number of factors, as discussed above.

AN-CON GENETICS, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997





ASSETS

Current assets:

Cash                               $    48,246
 Trade accounts
  receivable, net                      791,825
 Inventories                           953,125
 Prepaid expenses                       67,930
 Deferred tax asset                    175,010
 Other Assets                           57,263

     Total current assets           2,093,399

 Property and equipment, net          1,439,500

Other assets:

 Goodwill, net                          40,000
 Patent rights, net                    257,552
 Deposits                                7,150
                                       304,702

     Total Assets                  $3,837,601

The accompanying notes are an integral part of the financial statements.

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997
(Continued)


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current liabilities:

  Accounts payable                     $   399,090
  Accrued expenses                         235,790
  Notes payable - current portion          804,762
  Due to shareholders                       99,154

      Total current liabilities          1,538,796

  Long-term debt                             74,107


Stockholders' equity:

  Common stock par value $.015;
   15,000,000 shares authorized,
   issued and outstanding 8,279,948
   shares, on December 31, 1997            124,071
  Additional paid in capital            13,030,962
  Accumulated deficit                  (10,930,335)

      Total stockholders' equity         2,224,698

      Total liabilities and
       stockholders' equity            $ 3,837,601


The accompanying notes are an integral part of the financial statements.

AN-CON GENETICS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                               1997         1996

Sales                   $ 7,371,281    $ 7,485,900
Cost of sales             4,138,774      4,134,434

Gross Profit              3,232,507      3,351,466

Other costs:
Research and development     96,738        105,681
Professional services       298,156        259,406
Salaries and
 related costs            1,280,370      1,168,019
Selling, general and
  administration          1,479,249      1,338,000

     Total other costs    3,154,513      2,871,106

Income from operations       77,994        480,360

Other income and (expense):

Interest income               4,005             --
Interest expense          (  87,696)     (  75,820)
Miscellaneous                34,288         11,003

                          (  49,403)        64,817

Income before income tax     28,591        415,543
Income taxes:
     Current              (  8,577)      ( 158,300)
     Deferred                    --      (   8,300)
     Tax benefit              8,577        158,300

     Net income (loss)   $   28,591     $  407,243

AN-CON GENETICS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
(CONTINUED)



Earnings per share           1997       1996

Net income:
     Basic                    N/S     $ .0531
     Diluted                  N/S     $ .0521

Weighted average number
 of shares outstanding  8,186,256   7,663,872


Weighted average number
 of share assuming
 conversion of
 securities             8,443,972   7,817,205


N/S - Not Significant


The accompanying notes are an integral part of the financial statements.

AN-CON GENETICS, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

                           Common
              Warrants    number of  Common    Paid-in
            Outstanding    Shares     Stock    Capital

Balance
January 1,
1996           80,000    4,305,340   $64,591  $11,541,144

Private
placement
of Shares
at $1 per
share plus
1 warrant
per share     120,000      120,000     1,800      118,200

Shares issued
for cash at
$.45 per
share              --       57,778       867       19,133

Shares issued
for cash and
notes at
$.42 per
share              --      200,000     3,000       81,000

Shares
issued for
cash at $.42
per share          --       50,000       750       20,250

Shares isssued
in exchange
for Aaron
shareholders
at $.39
per share          --    3,352,530    50,288    1,306,812

Stock issue
costs              --           --        --           --

Shares issued
for services at
$.40  per
share              --       25,000       375        9,625

Collection
of stock
subscriptions
receivable         --           --        --           --

Employee
warrants      921,000           --        --           --

Income for
year 1996          --           --        --           --

Balance as
of December
31,1996    $1,121,000   $8,110,648  $121,671  $12,921,364

The accompanying notes are an integral part of the financial statements. (Continued on next page)

AN-CON GENETICS, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997
(CONTINUED)
                           Subscriptions
                 Deficit    Receivable    Total
Balance
January 1,
1996        $(11,366,169)   $( 10,600)      $228,966

Private
placement of
Shares at $1
per share plus
1 warrant per
share                 --           --        120,000

Shares issued
for cash at
$.45 per share        --           --         20,000

Shares issued
for cash and
notes at $.42
per share             --     ( 64,000)        20,000

Shares issued
for cash at
$.42 per share        --           --         21,000

Shares issued
in exchange
for Aaron
shareholders
at $.39 per share     --           --      1,357,100

Stock
issue costs           --           --       (174,800)

Shares issued
for services
at $.40 per
share                 --           --         10,000
Collection
of stock
subscriptions
receivable            --       10,600         10,600

Employee
warrants              --           --             --
Income for
year 1996             --           --             --

Balance as
of December
31,1996     $(10,958,926)    ( 64,000)    $2,020,109


The accompanying notes are an integral part of the financial statements. (Continued on next page)

AN-CON GENETICS, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997
(Continued)

                           Common
              Warrants   number of   Common    Paid in
            Outstanding    shares    stock     Capital
Balance
January
1, 1997     $1,121,000  $8,110,648  $121,671 $12,921,364

Shares
exchanged
for
warrants      (200,000)    100,000     1,500    (  1,500)

Shares
issued
to retire
debts               --      51,800       637      33,761

Shares
issued for
services            --      17,500       263       6,737

Warrants
issued         143,000          --        --          --

Collection
of
subscriptions
receivable          --          --        --          --

Employee
contribution
of Bonus            --          --        --      70,600

Net
income              --          --        --          --

Balance as
of December 31,
1997        $1,064,000  $8,279,948  $124,071  13,030,962


The accompanying notes are an integral part of the financial statements. (Continued on next page)

AN-CON GENETICS, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997
(Continued)

                          Subscriptions
                Deficit     Receivable    Total
Balance
January 1,
 1997       $(10,958,926)   $ (64,000)  $2,020,109

Shares
exchanged
for warrants           --          --           --

Shares
issued to
retire debts           --          --       34,398

Shares
issued for
services               --          --        7,000

Warrants
issued                 --          --           --

Collection
of
subscriptions
receivable             --      64,000       64,000

Employee
contribution
of Bonus               --          --       70,600

Net income         28,591          --       28,591

Balance as of
December 31,
1997         $(10,930,335)   $     --   $2,224,698

The accompanying notes are an integral part of the financial statements. (Continued on next page)

AN-CON GENETICS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                              1997            1996

Cash flows from operating
 activities:

 Net income              $   28,591       $ 407,249

Adjustments to reconcile
  net income (loss) to net
  cash provided by
  operating activities:

 Depreciation and
  amortization              311,138         260,600
 Shares issued for services   7,000          10,000
 Deferred income taxes           --           8,300

Change in assets and
  liabilities:

 (Increase) decrease in
  receivables                64,565       ( 204,100)
 (Increase) decrease in
  prepaid expenses        (  11,876)         17,724
 Increase in inventories  ( 109,925)      ( 247,769)
 Increase in other
  receivables             (   7,738)             --
 Increase (decrease) in
  accounts payable        ( 388,126)        112,400
 Increase in accrued
  expense                     7,578          60,900

 Total adjustments        ( 127,384)         18,055

 Net cash provided by
   (used in)operations   $(  98,793)    $   425,304

The accompanying notes are an integral part of the financial statements.

AN-CON GENETICS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
(Continued)

                                 1997         1996
Net cash provided
 by (used in)
 operating activities       $ ( 98,793)    $  425,304

Cash flows from investing
 activities:

Increase in fixed assets      (244,352)      (300,200)
Increase in security
 deposits                     (     10)           600
Acquisition of patent
 rights                       ( 13,371)            --
Purchase of Technology              --       (156,600)

Net cash used in
 investing activities         (257,733)      (456,200)

Cash flows from
 financing activities:

Receipt of common stock
 subscription                   64,000         10,600
Common shares issued                --        181,000
Loans from shareholders          2,736             --
Cost of issuing common
 stock - Purchase of Aaron          --      (  79,700)
Increase in long term
 borrowing                      69,534             --
Payment of long term
 borrowing                    (220,466)      (125,900)
Term loan                      150,000             --
Repayment of term loan        ( 41,936)            --
Borrowing - line of credit     485,000             --
Repayment - line of credit    (225,000)            --

Net cash used in financing
 activities                    283,868      (  14,000)

Net increase (decrease)
 in cash                       (72,658)       (44,896)

Cash at beginning of year      120,904        165,800

Cash at end of year         $   48,246    $   120,904

Cash paid during the twelve
  months ended December 31:
                              1997            1996
        Interest            $ 71,651       $ 70,000
        Income Taxes             -0-            -0-
The accompanying notes are an integral part of these financial statements.

AN-CON GENETICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
FOR THE YEAR ENDED DECEMBER 31, 1997 AND 1996



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

1. In February of 1997, 10 year convertible subordinated debentures of the Company came due and the Company offered each bond holder 2,200 shares of common stock for each $1,000 bond and accrued interest of $550. Nineteen bondholders accepted the offer and forty-three bondholders received cash for their bonds and accrued interest. The total amounts of principal and accrued interest on the converted bonds were $19,000 and $10,826 respectively. The balance of the bondholders have not redeemed their bonds or accepted the share offer.

2. The Company issued 10,000 shares of common stock in exchange for $4,572 of accounts payable.

3. The Company issued 100,000 shares of common stock and cancelled 200,000 warrants that were issued in conjunction with a private placement of the Company's securities.

The Company exchanged its patent for Baroscope
Technology and related equipment and inventories for notes receivable in the amount of $49,525. The costs of the patent (net of amortization) equipment, and inventories were $31,735, $7,000, and $10,790 respectively.

The Company accepted $70,600 from management as a contribution to capital for an outstanding liability for bonuses earned in 1996.

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996

1. During 1996, the Company sold 200,000 common shares, at $.42 per share for $64,000 of subscription receivables and $20,000 cash. The subscription is due in August
1997, and bears interest at 6% per annum.

2. The Company issued 25,000 restricted shares for sales services valued at $.40 per share or $10,000 which was 50% of the market value of the Company's unrestricted shares at the time of issuance.

CONSOLIDATED STATEMENT OF CASH FLOWS INCREASE (DECREASE)
IN CASH AND CASH EQUIVALENTS FOR THE YEAR ENDED DECEMBER
31, 1997 AND 1996

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996(Continued)

3. In November 1996, 99% of Aaron's shareholders accepted 3,352,530 shares of An-Con's common stock and rejected the cash recession offer of $1,357,100 made by the Company. The common stock issue costs of $95,000, associated with the purchase of Aaron, were charged to capital in excess of par value when An-Con shares were released to the Aaron shareholders in December 1996.

4. The registration statement related to 3,399,096 of shares issued to the previous shareholders of Aaron became effective on November 8, 1996, as amended on November 27, 1996. As of January 11, 1997, the previous shareholders of Aaron may seek to remove restrictions pursuant to Rule 144.

The accompanying notes are an integral part of the financial statements.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consolidated Financial Statements

The consolidated financial statements include the accounts of An-Con and its wholly owned subsidiary Aaron Medical
Industries, Inc. Intercompany transaction accounts have been eliminated.

Fair Values of Financial Instruments

Cash and cash equivalents. Holdings of highly liquid investments with maturities of three months or less when purchased are considered to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair values.

Accounts receivable and accounts payable. The carrying amount of accounts receivable and accounts payable on the balance sheet approximates fair value.

Short term and long term debt. The carrying amount of the bonds and notes payable, and amounts due to shareholders approximates fair value.


Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally on the average actual cost method.
Inventory at fiscal year-end was as follows:

                              1997

          Raw materials                     $ 528,547
          Work in process                     244,772
          Finished goods                      179,806

          Total                             $ 953,125

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-lived Assets

Long-lived and assets consist of property plant and equipment, intangible assets.

Property, plant and equipment are recorded at cost less depreciation and amortization. Depreciation and amortization are accounted for on the straight-line method based on estimated useful lives. The amortization of leasehold improvements is based on the shorter of the lease term or the life of the improvement. Betterments and large renewals, which extend the life of the asset, are capitalized whereas maintenance and repairs and small renewals are expenses as incurred. The estimated useful lives are: machinery and equipment, 7-15 years; buildings, 30 years; and leasehold improvements 10-20 years.

Intangible assets consist of patent rights and goodwill.
Goodwill represents the excess of the cost of assets of the acquired companies over the values assigned to net tangible assets. These intangibles are being amortized by the straight-line method over a 5-year period.

Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No.121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of. In accordance with SFAS No.121, the Company reviews long-lived assets for impairment whenever events or changes in business circumstances occur that indicate that the carrying amount of the assets may not be recovered. The Company assesses the recoverability of long-lived assets held and to be used based on undiscounted cash flows and measures the impairment, if any, using discounted cash flows. Adoption of SFAS No.121 did not have a material impact on the Company's consolidated financial position, operating results or cash flows.


Revenue Recognition and Product Warranty

Revenue from sales of products is generally recognized upon shipment to customers. The Company warrants its products for one year. The estimated future costs of warranties are not material.

AN-CON GENETICS, INC.
CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Common and Common Equivalent Share (Continued)

Income is recognized in the financial statements (and the customer billed) when products are shipped from stock. Net sales are arrived at, by deducting discounts and freight from gross sales.


Environmental Remediation

The Company accrues environmental remediation costs if it is probable that an asset has been impaired or a liability incurred at the financial statement date and the amount can be reasonably estimated. Environmental compliance costs are expenses as incurred. Certain environmental costs are capitalized based on estimates and depreciated over their useful lives.


Earnings Per Common and Common Equivalent Share

In February 1997, the Financial Accounting Standards Board issued SFAS 128. "Earnings Per Share." SFAS 128 establishes new standards for computing and presenting earnings per share ("EPS"). Specifically, SFAS 128 replaces the previously required presentation of primary EPS with a presentation of basis EPS, requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the financial statements issued for periods ending after December 15, 1997. In 1997, the Company adopted SFAS 128.


Research and Development Costs

Only the development costs that are purchased from another enterprise and have alternative future use are capitalized and are amortized over five years.

Income Taxes

The Company and its wholly-owned subsidiary file a consolidated federal income tax return.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change
in tax rates   is recognized in income in the period  that
includes the enactment date.

Nonmonetary Transactions

The accounting for non-monetary assets is based on the fair values of the assets involved. Cost of a non-monetary asset acquired in exchange for another non-monetary asset is recorded at the fair value of the asset surrendered to obtain it. The difference in the costs of the assets exchanged is recognized as a gain or loss. The fair value of the asset received is used to measure the cost if it is more clearly evident than the fair value of asset surrendered.


Stock-Based Compensation

The Company has adopted Accounting Principles Board Opinion 25 for its accounting for stock based compensation. Under this policy:

1. Compensation costs are recognized as an expense over the period of employment attributable to the employee stock options.

2. Stocks issued in accordance with a plan for past or future services of an employee is allocated between the expired costs and future costs. Future costs are charged to the periods in which the services are performed. The proforma amounts of the difference between compensation cost included in net income and related cost measured by the fair value based method, including tax effects are disclosed.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards

In June 1997, the Financial Accounting Standards Board issued SFAS 130, "Reporting Comprehensive Income". SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. Specifically, SFAS 130 requires that all items that meet the definition of components of comprehensive income be reported in a financial statement for the period in which they are recognized. However, SFAS 130 does not specify when to recognize or how to measure the items that make up comprehensive income. SFAS 130 is effective for fiscal years beginning after December 15, 1997, and early application is permitted.

Management believes the application of SFAS 130 will not have a material effect on the Company's future financial statements.

In June 1997, the Financial Accounting Standards Board issued SFAS 131, "Financial Reporting for Segments of Business Enterprise." SFAS 131 supersedes the "industry segment" concept of SFAS 14 with a "management approach" concept as the basis for identifying reportable segments. SFAS 131 is effective for fiscal years beginning after December 15, 1997 and early application is permitted. Management believes the application of SFAS 131 will not have a material effect on the Company's future financial statements.


NOTE 2.  DESCRIPTION OF BUSINESS

An-Con Genetics, Inc. ("the Company") was incorporated in 1982, under the laws of the State of Delaware and has its principal executive office at 1 Huntington Quadrangle, Melville, New York
11747.

Currently, the Company is actively engaged in the business of manufacturing and marketing medical products and developing related technologies.

Aaron Medical Industries, Inc.

On January 11, 1995 the Company acquired a 100% ownership interest in Aaron Medical Industries, Inc. a St. Petersburg,
Florida based Company engaged in the manufacturing and

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.  DESCRIPTION OF BUSINESS (Continued)

Aaron Medical Industries, Inc.(Continued)

distributing of medical products. Total assets acquired were valued at $2,012,800 and liabilities assumed were valued at $681,000. The assets were valued at $335,800 more than their cost basis which created goodwill.

The goodwill is being written off over 5 years using the straight-line method. Because a registration statement was not timely filed the Aaron shareholders have been given the choice of accepting cash at $.22 cents per share for their Aaron shares, $1,331,800, or taking the An-Con shares in exchange. The Aaron shareholders had 30 days from the effective day of the registration statement (November 8, 1996) to accept the shares offered or receive cash.

The $.22 cents per share valuation for the Aaron shares exchanged was determined by (a) a separate fair valuation of current assets, which included (i) discounted value of receivables (ii) market value of inventory at estimated selling price, less cost of disposal and reasonable profit allowance,
(iii) pre-paid expenses and security deposits at present value;
(b) non-current assets of plant, property and equipment at current replacement cost; (c) intangible assets at present value of future benefits; (d) present value of liabilities,
accounts and note payable and long term debt.   The amount of
goodwill was determined by comparing the financial position of Aaron at December 31, 1994 with the financial position of similar companies in the same industry.

Aaron's largest current product line is battery operated cauteries. Cauteries were originally designed for precise hemostasis in ophthalmology. Today they have a variety of uses including sculpting woven grafts in bypass surgery, vasectomies, evacuation of subungual hematoma (smashed fingernail) and for stopping bleeding in many types of surgery.
Aaron manufactures many types of cauteries.

Aaron additionally manufactures a variety of specialty lighting instruments for use in ophthalmology, as well as a patented flexible lighting instrument for general surgery, hip replacement surgery, and for the placement of endotracheal tubes. An industrial version of this light is distributed through a large automotive tool distributor, and various retail

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.  DESCRIPTION OF BUSINESS (Continued)

Aaron Medical Industries, Inc.(Continued)

outlets and stores.

Aaron Medical Industries, Inc. manufactures and sells its products under the Aaron label worldwide and has private label arrangements.


ECU Technology

On December 15, 1995 the Company's subsidiary, Aaron, purchased design rights for the technology to manufacture a 30 watt electrosurgical coagulation device (ECU) for $185,000. The purchase price was paid with $100,000 in cash and $85,000 in notes. The notes were payable over eighteen months and bear 10% interest per annum. Monthly payment on the note was $5,105.85. The notes were paid and retired in 1997.

The ECU was being made by a third party manufacturer. The Company had a one year contract with the manufacturer to produce the unit at a fixed price with a provision for a second year extension at an agreed upon price. The Company has hired an electrical engineer to head up the project and has relocated the production to the St. Petersburg facility.

Aaron has also hired a former director of sales for a physicians office products Company. As part of his arrangement he has loaned the Company $30,000 to be paid back over 2 years at 10% interest. The note was retired in 1997.

The Company has developed a 120 watt electrosurgical coagulation device (ECU) to be marketed in 1998. Through
December 31, 1997 the Company has spent $94,372 in its development.


NOTE 3.  TRADE ACCOUNTS RECEIVABLE

As of December 31, 1997 the trade accounts receivable were as follows:

       Trade accounts receivable         $  805,755
       Less: allow for doubtful accounts   ( 13,930)

       Trade accounts receivable, net    $  791,825

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.  PROPERTY, PLANT AND EQUIPMENT

As of December 31, 1997 property, plant and equipment consisted of the following:

        Equipment               $ 1,422,180

        Building                    637,485
        Furniture & Fixtures        229,189
        Leasehold Improvements      230,109
        Molds                        56,742
                                  2,575,705

        Less: Accumulated
         depreciation            (1,136,205)

        Net property, plant,
         and equipment          $ 1,439,500

Depreciation expenses for the years ended December 31, 1997 and 1996 were $216,000 and $166,400 respectively.

Plant, property and equipment, includes the capitalized lease of the Company's telephone equipment. The lease agreement expired in May 1997, and the assets were retired. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets.

The assets are amortized over their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for 1997 and 1996. This amortization amounted to $0 and $3,200 for 1997 and 1996 respectively.


NOTE 5. RENTAL AGREEMENTS

On May 6, 1997, an agreement was entered into with the landlord of 734 Walt Whitman Rd., Melville, New York for a new lease on premises beginning May 6, 1997 and extending for three years to May 5, 2000. The annual rental is $14,722 payable $1,226.83 per month.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RENTAL AGREEMENTS (CONTINUED)

The following is a schedule of future minimum rental payments as of December 31, 1997:

                            Amount

            1998          $ 14,722
            1999            14,722
            2000             4,907
                          $ 34,351

Total consolidated rent expense for the Company was $19,294 in 1997 and $24,000 in 1996.


NOTE 6.  ACCRUED BONUS

For the year 1996 accrued bonuses earned by the officers and employees of the Company amounted to $65,600. The bonus arrangement based on employment contracts called for the payment to certain employees of 10% of the profits in excess of $200,000 and 1% of the profits over $300,000.

During 1997, the Board of Directors of the Company requested officers of the Company to waive their rights to contract bonuses. All officers agreed and waived their contract bonuses.


NOTE 7.  DUE TO SHAREHOLDERS

A former Chief Executive Officer (CEO) and past President made cash loans to the Company during the period October 12, 1990 to December 31, 1993 of $180,500. In addition to these loans, the past CEO advanced his own cash of $76,100 in the form of loans for product development, travel and other expenses. Interest on these loans were at 9% to 12% and had been accrued from inception. His loan balance at December 31, 1996 was $ -0- and accrued interest amounted to $73,800. Accrued interest has not been paid and the Company has been negotiating to settle this matter.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7.  DUE TO SHAREHOLDERS(CONTINUED)

In response to the recission offer made by An-Con to Aaron's former shareholders, certain shareholders owning 46,800 shares have not contacted the Company. The recession price owed to these shareholders, including $6,566 of accrued interest is $25,353.


NOTE 8.  INTANGIBLE ASSETS

At December 31, 1997, the intangible assets consisted of the following:

Classification:
Patents, Trademarks, Patent Rights, Technologies and
Copyrights

           Balance                       Balance    Accum-
          Beginning  Additions  Dispos-  at end     ulated
           Period     at cost   itions  of Period   Amort.

ECU Aaron
 1200     $ 93,000    $ 1,372   $   --   $ 94,372   $   --

Multifunction
Cautery     59,400         --       --     59,400   32,637

Patent rights
(Cauteries) 71,500         --       --     71,500   71,213

ECU Aaron
800        210,900     11,923       --    222,823   86,693

Boroscope
Technology  37,700         --   37,700         --       --

          $472,500    $13,295 $(37,700)  $448,095 $190,543

During 1996 the Company purchased the technology for two electro-surgical products from a non-affiliated third party manufacturer, the Aaron 800 for $25,900 and the Aaron 1200 for $93,000. The Company also purchased the rights to a product called the BoroScope for $37,700, which the Company subsequently sold in 1997 for $49,525, the above costs have been capitalized.

The cost of patents, trademarks, patent rights, technologies and copyrights acquired are being amortized on the straight-line method over their remaining lives, ranging from 2 to 5 years. Amortization expense charged to operations in 1997 and 1996 was $60,1570 and $67,700 respectively.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.  INTANGIBLE ASSETS (CONTINUED)

                             Balance
                           Beginning and    Accumulated
                           End of Period    Amortization

Goodwill (Purchase Aaron)     $152,500        $132,000
Goodwill (Purchase Suncoast
 Covenant not to compete)       15,500           6,800
(Purchase Suncoast)             20,000           9,200

                              $188,000        $148,000

Goodwill represents the excess of the cost of Companies acquired over the fair value of their net assets at dates of acquisition and is being amortized on the straight-line method over 5 years. Amortization expense charged to operations for 1997 and 1996 were $22,700 and $37,600, respectively.

NOTE 9. LONG-TERM DEBT

The long-term debt of the Company includes the mortgages, convertible debentures and notes payable of the Company.

        Bonds payable             $   20,000
        Mortgage payable             460,610
        Term loan                    108,064
        Borrowing-line of credit     260,000
        7% Note payable               23,966
        9% Note payable                6,229

                                     878,869
        Less: Current portion        804,762

        Long-term debt            $   74,107

Convertible Debenture

As of April 21, 1987, the Company had sold 1,711 convertible debenture units. Each unit consisted of $1,000 subordinated debentures and 50 common stock warrants.

As of December 31, 1997, 1,691 units of debentures had been converted into common shares of An-Con Genetics, Inc. or have been redeemed. The remaining number of outstanding debentures was 20 units.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. LONG-TERM DEBT(Continued)

Convertible Debenture(Continued)

In February of 1997, the 10-year notes of $78,000 and accrued interest of $42,580 turned over to New York State came due and the Company offered each bond holder 2,200 shares of common stock for their $1,000 bond and accrued interest of $550. Nineteen bondholders accepted the offer and forty-three bondholders received cash for their bonds and accrued interest. The balance of the bondholders have not redeemed their bonds or accepted the share offer.


Mortgage Payable

10% - Mortgage payable to former landlord for purchase of property at 7100 30th Avenue North, St. Petersburg, Florida secured on June 26, 1995 for $500,000 payable in monthly installments of $5,673.06 inclusive of interest until July
1,1998 when a balloon payment of $ 442,733 is due.


Notes Payable to a Commercial Bank

The notes payable is for a term loan of $150,000. The interest on the term loan is the bank's prime rate plus 1%. The loan is repaid in equal monthly payments plus accrued interest based on a three year amortization. The bank has a security interest in inventory, accounts receivable and equipment of the Company (the collaterals).


Line of Credit - Commercial Bank

The advances under-line of credit is limited to the lesser of $400,000 or 65% of accounts receivable from non affiliated parties. The annual interest rate on the loan is the bank's prime rate plus one percent. The line expires March 31, 1998. The bank has a security interest in inventory, accounts receivable and equipment of the Company (the collateral).

7% Note Payable

7% - Note payable in connection with the purchase of a probe scope technology payable $779.14 per month for 48 months self-liquidating beginning November 1996 with the last payment due
October, 2000.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9% Note Payable

9% - Note payable to insurance premium to finance the Company at $5,661.00 per month for 2 months.

The following are maturities of long term debt for each of the next 5 years:

                 1998              $ 804,762
                 1999                 59,235
                 2000                 14,872

                                   $ 878,869


NOTE 10.  DISCONTINUED OPERATIONS

The Company's unconsolidated subsidiaries, Automated Diagnostics and Xenetics Biomedical, discontinued operations in 1987 and 1989, respectively. Automated and Xenetics were majority owned subsidiaries of the Company, the minority shares of which were owned by supportive private investors, many of whom also owned shares of the Company. Automated was formed to fund development of technologies owned by the Company which proved to be not commercially viable and Automated discontinued operations, Xenetics acquired Omnifix, a technology for a biodegradable tissue fixative, which was assigned to An-Con as part of a repayment of indebtedness in connection with Xenetics' discontinuance of operations. On information and belief, prior to the discontinuance of each of the operations of Automated and Xenetics, the Company agreed to merge with them and consolidate operations. In view of the above and the Company's lack of finances at the required time, the previously agreed upon mergers have not taken place. However, the Company has continued the development of OmniFix. In consideration of the Company's failure to consummate its agreement to merge, the board of directors of the Company has resolved to deliver 153,333 shares of its common stock to Automated and Xenetic shareholders on an adjusted basis, having given effect to the one-for-fifteen reverse stock split declared in 1994. When the Company issues the 153,333 restricted shares the Company will dilute present shareholders by .0115% due to its obligation to Automated Diagnostics and Xenetics shareholders)

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. OPTIONS

As of December 31, 1997, outstanding options were as follows:

  Number of Options                     Exercise
  Currently Exercisable                  Price

          677,000                    $ 0.750 up to $1.15
          387,000                    $ 1.125
        1,064,000                    $  .8064 weighted average

In 1996 the Company issued 921,000 10 year non-statutory stock options to employees exercisable at from $.75 to $1.15 a share.

In 1997, the Company issued 100,000 shares of common stock in exchange for 200,000 options. Also, 143,000 warrants were issued to the Company's employees as a part of the employee benefit plan (Note 16).

The options became exercisable in 1996 and 1997 and expire at various dates through December, 2007. At December 31, 1997, 1,064,000 shares of stock were reserved for that purpose. 1,064,000 options are currently exercisable with a weighted average life of 9.6-years and a weighted average exercise price of $.8064.

The Company used the Black-Scholes Model to determine the value of the options with the following weighted average assumptions, zero dividend yield; expected volatility of 26%; and risk free interest rate of 6%. (See Note 16 - Employee Benefit Plans)


NOTE 12.  NET OPERATING LOSS CARRYFORWARDS

The tax effects of temporary differences that gave rise to the deferred tax assets are as follows:
                                           1997
Deferred tax assets - current:
Net operating loss carry-forwards   $    175,000
Deferred tax assets - non-current:
Net operating loss carry-forwards      2,460,115
Patent rights, primarily due to
amortization                          (   63,200)

Total gross deferred tax assets        2,523,315
Less: Valuation allowanc e            (2,523,315)

Net deferred tax assets
 - non-current                                --

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.  NET OPERATING LOSS CARRYFORWARDS (CONTINUED)

The Company had NOLs of approximately $7,028,900 at December 31,
1997, primarily because of the past operating losses associated with discontinued businesses. These NOLs and corresponding estimated tax assets, computed at 35% tax rate, expire as follows:

    Year loss  Expiration     Loss         Estimated
    incurred      Date       Amount        Tax Asset

      1984        1999   $   671,900    $   235,165
      1985        2000       764,000        267,000
      1986        2001       301,000        105,000
      1987        2002       730,000        255,000
      1988        2003       757,000        265,000
      1989        2004       374,000        131,000
      1990        2005       382,000        134,000
      1991        2006       246,000         86,000
      1992        2007     1,004,000        352,000
      1993        2008       465,000        163,000
      1994        2009     1,197,000        419,000
      1995        2010       637,000        223,000

      Total                7,528,900      2,635,165
      Current                500,000        175,000

                         $ 7,028,900    $ 2,460,165


Under the provisions of SFAS 109, NOLs represent temporary differences that enter into calculation of deferred tax assets. Realization of deferred tax assets associated with the NOL is dependent upon generating sufficient taxable income prior to their expiration.

Management believes that there is a risk that certain of these NOLs may expire unused and, accordingly, has established a valuation allowance against them. Although realization is not assured for the remaining deferred tax assets, based on the historical trend in sales and profitability, sales backlog, and budgeted sales of the Company's wholly owned and consolidated subsidiary, Aaron Medical Industries, Inc., management believes it is more likely than not they will be realized through future taxable earnings. However, the net deferred tax assets could be reduced in the near term if management's estimates of

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12.  NET OPERATING LOSS CARRYFORWARDS (CONTINUED)

taxable income during the carryforward period are significantly reduced.

The valuation allowance of $2,506,700, as of January 1, 1997 was reduced as a consequence of recognizing deferred tax assets of $8,577 and NOL carry-forward benefit of $28,591. If an ownership change occurs in the future, Internal Revenue Code,
Section 382 limits the annual use of a corporation's NOL but does not eliminate the carry-forward. In each post-ownership change year, the corporation can use its NOL carry forwards, up to the amount of the "Section 382 Limitation," to offset annual income. The amount of tax assets expired in 1997 was $8,577.

Pursuant to Section 382(b), the "Section 382 Limitation" equals the value of the corporation (immediately before the ownership change, Sec. 382(e), multiplied by the long term tax exempt rate (the highest Long Term AFR in effect for any month in the three calendar month period ending with the month of the change, Sec. 382(f)). If the corporation does not have income for the year at least equal to Section 382 limitation, the unused portion of the limitation is carried forward to the following year.

Pursuant to the Internal Revenue Code, IRC. Sec. 368(a), the acquisition of Aaron by An-Con is a considered Type B reorganization. The transaction should not limit the net operating loss carry-forward of An-Con.

Income before taxes and provisions for income tax expense
(benefit) from continuing operations at December 31, are:

      Current Federal income tax      $ 6,262
      Current State income tax          2,315
          Total                       $ 8,577

The actual income tax expense attributable to earnings from continuing operations for the year ended December 31, 1997 differed from the amounts computed by applying the US Federal tax rate of 30% to pretax earnings from continuing operations as a result of the following:

    Benefit of operating loss carryforwards (8,577)

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.  RETIREMENT PLANS

The Company and or its subsidiary provides a tax-qualified profit-sharing retirement plan under sec.401k of the IRC. (the "Qualified Plans") for the benefit of eligible employees with an accumulation of funds for retirement on a tax-deferred basis and provides for annual discretionary contribution to individual trust funds.

All employees are eligible to participate if they have one year of service to the Company. The employees may make voluntary contribution to the plan up to 15% of their annual compensation. The Company's contributions to the plan are discretionary but may not exceed 25% of the first 4% of the annual compensation that an employee contributes to the plan. Vesting is graded and depends on the years of service. After six years of service the employees are 100% vested.

The Company has made a contribution during 1997 and 1996 of $10,557 and $14,000 respectively, for the benefit of its employees.

The Company also maintains a group health and dental insurance plan. The employees are eligible to participate in the plan after three months of full-time service to the Company.


NOTE 14. RELATED PARTY TRANSACTIONS

During 1997, a company that was controlled by a board member received commissions from the purchase of materials the Company used in the production of certain of the Company's products. The value of these materials sold to the Company for 1997 and 1996 was $117,700 and $126,000, respectively. In May of 1996, the Company signed a termination agreement with the supplier of these products, which allows the Company to purchase these products directly from the manufacturer. In exchange, the Company will pay commissions to the board member for a period of 3 years based on the amount of material purchased from certain vendors.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15.  PROPERTIES

The Company had moved its executive offices to the Aaron facility located at 7100 30th Avenue N., St. Petersburg,
Florida 33710-2902, during the first quarter of 1995.

The Company has additional executive office space at 734 Walt
Whitman Road, Melville, which it leases for $1,226.83 per month.
The lease runs through the year 2000.

As part of the purchase of 7100 30th Avenue North, St. Petersburg, Florida (manufacturing facility) the seller acknowledged it had previously conducted assessments to document environmental conditions existing on the property, the results of which are set forth in a June 23, 1994 Contamination Assessment Report (CAR) and a January 27, 1995 Contamination Assessment Addendum (CARA). The Florida Department of Environmental Protection (FDEP) stated in a letter, dated March 31, 1995, that based on their review of the CARA, the CAR could not be approved and that additional work was needed to be performed.

In February of 1998, the environmental engineering firm Geo-Ambient conducted a second addendum to the CAR, (CAR Addendum
II) to complete the additional work requested by the FDEP. Based on the results of CAR Addendum II, Geo-Ambient recommended to the FDEP that a "no further action" status be granted for the site. However, as of the date of filing the FDEP has not yet issued a Site Completion Rehabilitation Order
(SCRO).

The Company has received a report and recommendations on the results of the water tests performed. As a result of previous sampling that showed that one on-site monitoring well still had groundwater exceedances for vinyl chloride and total xylene, the state Department of Environmental Protection has placed the site on a "monitoring-only" plan. The plan includes 4 quarters of sampling, concluding in May, 1999. The first quarter report was issued this past July. Because the exceedances were very slight, the mortgagee has requested a "no further action".

DEP disagreed, instead requiring the monitoring plan. At the end of the period, DEP will likely approve a "no further action" unless the well concentrations have not declined. In that case, DEP could ask for further monitoring or some type of groundwater treatment. The SCRO is on hold and the Company believes it will not be issued for more than a year pending action on the above issue.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15.  PROPERTIES(CONTINUED)
Based on the above paragraph and the "no further action" finding by Geo-Ambient and the future issuance of an SCRO by the FDEP management of An-Con has estimated the present value of the cost of environmental work to be zero.


NOTE 16.  COMMITMENTS AND CONTINGENCIES

Environmental conditions -Purchase of Building
(See Note 15 - properties)

Leases

The Company leases administrative facilities under an operating lease that expires in 2000. Rental expense was $19,294 in 1997 and $24,400 in 1996. Minimum rental commitments under all non-cancelable leases with an initial term in excess of one year are payable as follows: 1998 - $14,722; 1999 - $14,722; 2001 and beyond $4,907. Commitments for construction or purchase of property, plant, and equipment approximated $50,000 at December 31, 1997.


Employment Agreements

The Company has employment agreements with six key employees.
These agreements are for terms from 2-5 years and call for salaries of $35,000 to $118,335. Bonus arrangements call for 10% of the profits over $200,000 for the Chairman to 1% of the profits over $300,000 for the international sales representative for profits of the Company.

During 1997 officers waived their right to 1996 bonuses and allowed the board of directors to determine future bonuses.
These bonuses valued at $70,600 were shown as a contribution to paid in capital.


Employee Benefit Plans

In 1996, the Company established stock option plans under which officers, key employees and non-employee directors may be granted options to purchase shares of the Company's authorized but unissued Common Stock. Under Employee Stock Warrant Plans, the Company issued warrants for the purchase of 1,064,000 shares of restricted common stock at exercise prices ranging from $.75 to $1.125, in 1997, 1996.

The Company has adopted the disclosure-only provision of Statement of Financial Accounting Standards ("SFAS") No. 123,
"Accounting for

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.  COMMITMENTS AND CONTINGENCIES(Continued)

Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the common stock option plans.

Had the compensation cost for the Company's two stock option issuances been determined based on the fair value at the grant date for awards in 1996 consistent with the provisions of SFAS No.123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                  1997               1996
  Net earnings-as reported     $ 99,191           $407,300
  Net earnings-pro forma         65,151            347,300
  Earnings per share before
   extraordinary items-as
   reported                       .0352               .053
  Earnings per share before
   extraordinary items-pro
   forma                          .008                .045

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions, zero dividend yield; expected volatility of .26%; risk-free interest rate of 6%; and expected lives of 3 years.

Options currently expire no later than ten years from the grant date. When proceeds are received by the Company from exercises, they are credited to Common Stock and Capital in excess of par value.


Speiser

On December 29, 1992, Robert Speiser, the then, Chief Executive Officer of An-Con, obtained a confession of judgement in the Supreme Court, State of New York, counties of Suffolk and Westchester for amounts due on loans to the Company of $92,239 and $190,957 inclusive of interest at 12% to May 27, 1992 and 9% thereafter.

These loans represent amounts claimed by Mr. Speiser to have been expended on behalf of the Company and funds loaned to the Company. As reported to the Board of Directors, Mr. Speiser's actions were motivated solely to deter threatened action by a landlord to file a judgement at that time of $41,700 in rental arrears on the Melville, NY lease.

Mr. Speiser has indicated that he does not intend to enforce this judgement. On March 29, 1993 and in subsequent letters of instruction to the Sheriff of Suffolk County, Mr. Speiser requested

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

that the execution of the above-mentioned judgements be held in abeyance for a 60-day period, until August 30, 1993. On February 28, 1994, the executive order expired. As of December 31, 1997, the Company had repaid $235,100 of the principal amount upon which the aforesaid judgements were based. The Company has accrued a liability for $73,800 to Mr. Speiser which was the balance of his loan to the Company and accrued interest on that loan. Mr. Speiser is disputing this amount because he feels he is due additional interest and back wages
he estimated to be an additional $80,000.    See "certain
Relationships and Related Transactions". Presently there is no lawsuit between the Company and Mr. Speiser .

The Company is pursuing a settlement of this matter.


Product Liability

The Company currently has product liability insurance which, it believes to be adequate for its business. The Company's existing policy expires in May 1998.


Regulation

In June 1995 pursuant to an inspection of the facilities of the Company's subsidiary Aaron, the FDA issued a warning letter advising of federal good manufacturing practices ("GMP") deficiencies. The letter cited, among other things, the Company's failure; (a) to follow its own complaint handling procedure, to immediately review, evaluate, investigate and document the complaint; (b) to evaluate significant equipment changes in manufacturing processes and the quality assurance tests; (c) to have and implement documented formal change control procedures for changes made to devices or manufacturing processes; (d) to have, follow and document conformance with appropriate written finished device test procedures assuring devices and meet all finished specifications prior to distribution; (e) to have, follow and document conformance with written procedures for acceptance of components; (f) to conduct a plan in periodic orders of the quality assurance and good manufacturing practice programs in accordance with written procedures; (g) to establish and implement adequate record keeping procedures. Until such deficiencies were removed the FDA indicated it was in no position to restore GMP standing to the Company or permit approval of any pending pre-market submissions by the Company.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

Regulation (Continued)

On July 12, 1995, the FDA indicated that while the Company's response appeared adequate, further verification was needed before the FDA would be in a position to support the approval of any pending pre-market submissions, or related Export Certificates for the Company's products. After follow-up correspondence, on December 15, 1995, the FDA acknowledged that the Company's corrective action plan dated November 27, 1995, appeared adequate.

However, the FDA determined that it was necessary to set another evaluation date for May 1996 to ascertain whether the Company was meeting GMP guidelines. This date was extended to March 1997 when the FDA made its inspection. The FDA has cleared the Company and the Company is presently submitting applications for new products to the FDA.

Bank Line of Credit and Term Loan

The bank line of credit and term loan require the Company:

1. To maintain a current ratio of not less than 1.10 to one, senior debt to net worth ratio of not more than 1.5 to one, and an interest coverage ratio of not less than eight to one.

2. Not to expend more than $400,000 for acquisition of fixed assets, in the course of the year.

3. To submit its audited financial statements, forms C, and 10Q, and accounts payable and receivable aging schedules.

4. Maintain its depository and cash management accounts with the bank.

5. Not to guarantee obligations of any other person or encumber its assets with any mortgage, security deed, or lien other than security interests required by the bank loan agreement.

6.  Not to default in any material contract with third parties.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17.  EARNING PER SHARE

The earnings per share were as follows:

For the Year Ended 1997
                               Income      Share   Per Share
Basic Earning Per Share
 Income before extraordinary
 items                        $ 28,591   8,186,256    N/S

Effect of Dillutive securities
 Convertible shares of Xenetics
 Biomedical, Inc. and Automated
 Diagnostics, Inc.                         153,333

Warrants                                   104,383

Diluted Earnings per Share
Income before extraordinary
 items assuming conversion of
Securities                    $ 28,591   8,443,972    N/S

For the Year Ended 1996
                               Income      Share   Per Share
Basic Earning Per Share
Income before extraordinary
 items                        $415,543   7,663,872    $.0542

Effect of Dillutive securities
Convertible shares of Xenetices
Biomedical, Inc. and Automated
Diagnostics, Inc.                          153,333

Diluted Earnings per Share
Income before extraordinary
 items assuming conversion of
securities                    $415,543   7,817,205   $.0531

Warrants to purchase 387,000 shares of common stock at $11/8 during 1997 and 921,000 to purchase shares of common stock at various prices in 1996 were not included in the computation of diluted earnings per share because warrants' exercise prices were greater than the average price of common shares in 1997 and 1996, respectively.

N/S - Not Significant

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18. SUBSEQUENT EVENTS

Bank Line of Credit

On January 29, 1997 the Company signed notes which effectively set up a term loan credit line with a commercial bank for $550,000. The line of credit terminates on April 30, 1998 unless renewed or extended by the bank in writing. The agreement required the Company pay-off the $260,000 outstanding balance of the loan by April 1, 1998 and subsequently apply for the renewal of the line of credit. However, since the repayment of the loan has been delayed the Company is in technical default. The management plans to renew the loan.
The bank has taken a security interest in accounts receivable, inventories and equipment.

Acquisition of BSD Development Beta Corporation

On February 9, 1998, the Company exchanged 5,000,000 shares of its common stock for all preferred and common shares of BSD Development Beta Corporation (BSD)and assumed an 8% Convertible Debenture of BSD, in principal amount of $750,000. As a part of the agreement with the sellers, the Company acquired through BSD $250,000 cash, a secured note receivable of $750,000, due in May 1998, and certain equipment valued at $2,000,000. The equipment will be used for coating electro-surgical blades and other medical devices using DYLYN technology under a management agreement with Advance Refractory Technologies (ART), the seller of the equipment which has agreed to operate and maintain the equipment.

As a part of the agreement with ART, the Company obtained an exclusive ten-year renewable license to use the DYLYN
Technology for coating specified medical products.

2,000,000 of the 5,000,000 shares exchanged were with ART for the shares they held in BSD. As part of the agreement An-con contracted to exchange ARTs 2,000,000 shares for 2,000,000 shares of preferred An-con stock yet to be authorized. An-con has until September 9, 1998 to deliver the preferred stock or they will have to issue to ART an additional $500,000 worth of shares of common stock as a late penalty.

Patent Infringement Lawsuit

On January 22, 1998, Aaron and MegaDyne Medical Products, Inc.(MMP), a Utah Corporation, entered an agreement to settle an action that MMP had brought against the Company, in District court of Utah, for infringing a patent for an electro-surgical product.

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18. SUBSEQUENT EVENTS

(the Patent). Aaron agreed to pay $150,000 for damages resulting from the patent infringement, for a period, of six months not to manufacture or sell any electro-surgical instrument that infringes the Patent, and to provide MMP with a list of customers who had purchased the infringing product.

Additional costs associated with the settlement were legal fees of $92,038, write down or inventory of $12,047 and estimated future sales refunds of $7,500. Total costs charged as Selling, General and Administrative, were $261,585.


Restated Statement of Operations

The Company's financial statements were restated to capitalize $70,600 of forgiveness of debt, by the Company's managers, and to include $261,585 paid for the settlement of a patent infringement lawsuit in selling, general, administration expenses. The forgiveness of debt and the loss from a lawsuit were previously presented as extraordinary items.


NOTE 19. INDUSTRY SEGMENT REPORTING

The Company's principal markets are the United States, Europe, and Latin America, with the U.S. and Europe being the largest markets based on revenues. The Company's major products include cauteries, Benda-A-lights, nerve locators, reusable pen lights and electrodes. Cauteries, disposable and replaceable, account for 40% and 50% of Company's sales for 1996 and 1996, respectively.

One significant customer accounted for 9% and 14% of revenues in 1997 and 1996, respectively. In 1997 that customer accounted for $.6 million of non-medical sales which is 65% of that segments sales. The Company's ten largest customers accounted for approximately 51% of net revenues for 1997. At December 31, 1997, the same ten customers accounted for approximately 47% of outstanding accounts receivable.

Summary information by geographic area and significant industry segment for years ended December 31,1997 and 1996 were as follows:

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19.  INDUSTRY SEGMENT REPORTING (Continued)


                       Operating
Identifiable             Sales     Income     Assets

1997 - (in thousands)
Geographic Area
United States          $ 5,602     $  259    $ 3,731
Europe                   1,769         81        107
                       $ 7,371     $  340    $ 3,838

Segment
Medical Products       $ 6,409     $  302    $ 3,282
Non medical products       962         38        556

                       $ 7,371     $  340    $ 3,838


                      Operating
Identifiable            Sales       Income    Assets

1996-(in thousands)
Geographic Area
United States          $ 5,980     $  384    $ 3,803
Europe                   1,406         86         96
Latin America              100         10         --

                       $ 7,486     $  480    $ 3,899

Segment
Medical Products       $ 6,181     $  451    $ 3,236
Non medical products     1,305         29        663

                       $ 7,486     $  480    $ 3,899

                               1997      1996

Total assets                  $ 102     $  96
Total liabilities               -0-       -0-
Net property, plant
 and equipment                  -0-       -0-

AN-CON GENETICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19. INDUSTRY SEGMENT REPORTING (Continued)

The Company had no assets (other than certain trade receivables) or liabilities outside the United States, in the two years ended December 31, 1997.

During 1997, a substantial portion of the Company's consolidated net sales and consolidated income from operations was derived from foreign operations. Foreign operations are subject to certain risks inherent in conducting business abroad, including price and exchange controls, limitations on foreign participation in local enterprises, possible nationalization or expropriation, potential default on the payment of government obligations with attendant impact on private enterprise, political instability and health care regulation and other restrictive governmental actions. Changes in the relative value of currencies take place from time to time and could adversely affected the Company's results of operations and financial condition. The future effects of these fluctuations on the operations of the Company's and its subsidiaries are not predictable.

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in this Annual
Report on Form 10-KSB of An-Con Genetics, Inc. of our report dated August 20, 1998, included in the Annual Report to Stockholders of An-Con Genetics, Inc.





Bloom and Company
Hempstead, New York
August 20, 1998

                      INDEPENDENT AUDITORS' REPORT


To the Board of Directors
and Shareholders of
An-Con Genetics, Inc.

We have audited the accompanying consolidated balance sheet of An-Con Genetics, Inc. and subsidiary as of December 31, 1997 and the related consolidated statements of operations and shareholders' equity, and cash flows for the years ended December 31, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of An-Con Genetics, Inc. and subsidiary as of December 31, 1997 and the results of their operations, and their cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.



BLOOM AND COMPANY
Hempstead, New York
April 10, 1998

Except for the notes 8,10, 12, 16, 17 and 18  to the Financial
Statements for which the date is August 20, 1998 and all other notes April 23, 1998.